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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Black Knight Financial Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Black Knight Financial Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204

April 26, 2017

Dear Shareholder:

        On behalf of the board of directors, I cordially invite you to attend the annual meeting of the shareholders of Black Knight Financial Services, Inc. The meeting will be held on June 14, 2017 at 11:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter.

        The Notice of Annual Meeting and Proxy Statement contain more information about the annual meeting, including:

  •
  who can vote; and

  •
  the different methods you can use to vote, including the telephone, Internet and traditional paper proxy card.

        Whether or not you plan to attend the annual meeting, please vote by one of these outlined methods to ensure that your shares are represented and voted in accordance with your wishes.

        On behalf of the board of directors, I thank you for your cooperation.

Sincerely, Thomas J. Sanzone President and Chief Executive Officer

Black Knight Financial Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Black Knight Financial Services, Inc.:

        Notice is hereby given that the 2017 Annual Meeting of Shareholders of Black Knight Financial Services, Inc. will be held on June 14, 2017 at 11:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204 in order to:

  1.
  elect two Class II directors to serve until the 2020 Annual Meeting of Shareholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

  2.
  ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year;

  3.
  approve our Black Knight Financial Services, Inc. Amended and Restated 2015 Omnibus Incentive Plan to, among other things, authorize an additional 7,500,000 shares of our Class A common stock for future awards; and

  4.
  approve a non-binding advisory resolution on the compensation paid to our named executive officers.

        At the meeting, we will also transact such other business as may properly come before the meeting or any adjournment thereof.

        The board of directors set April 17, 2017 as the record date for the meeting. This means that owners of Black Knight Financial Services, Inc. Class A and Class B common stock at the close of business on that date are entitled to:

  •
  receive notice of the meeting; and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

        All shareholders are cordially invited to attend the annual meeting in person. However, even if you plan to attend the annual meeting in person, please read these proxy materials and cast your vote on the matters that will be presented at the annual meeting. You may vote your shares through the Internet, by telephone or by mailing the enclosed proxy card. Instructions for our registered shareholders are described under the question "How do I vote?" on page 3 of the proxy statement.

Sincerely,

Michael L. Gravelle
Corporate Secretary

Jacksonville, Florida
April 26, 2017

        PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE (OR VOTE VIA TELEPHONE OR INTERNET) TO ASSURE REPRESENTATION OF YOUR SHARES.

i

Black Knight Financial Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204

PROXY STATEMENT

        The enclosed proxy is solicited by the board of directors of Black Knight Financial Services, Inc., or Black Knight or the Company, for use at the Annual Meeting of Shareholders to be held on June 14, 2017 at 11:00 a.m., Eastern Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida.

        It is anticipated that such proxy, together with this proxy statement, will first be mailed on or about April 26, 2017 to all shareholders entitled to vote at the meeting.

        The Company's principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and its telephone number at that address is (904) 854-5100.

GENERAL INFORMATION ABOUT THE COMPANY

        Black Knight, together with its subsidiaries, is a leading provider of integrated technology, workflow automation and data and analytics to the mortgage and real estate industries. Our solutions facilitate and automate many of the mission-critical business processes across the entire mortgage loan life cycle, from origination until asset disposition. We believe we differentiate ourselves by the breadth and depth of our comprehensive, integrated solutions and the insight we provide to our clients.

        We are a majority-owned subsidiary of Fidelity National Financial, Inc., or FNF. Our business generally represents a reorganization of the former Technology, Data and Analytics segment of Lender Processing Services, Inc., or LPS, a former provider of integrated technology, data and services to the mortgage industry in the United States. Our business also includes the businesses of Fidelity National Commerce Velocity, LLC and Property Insight, LLC, two companies that were contributed to us by FNF. ServiceLink Holdings, LLC, or ServiceLink, another majority-owned subsidiary of FNF, operates the Transaction Services businesses of the former LPS as well as FNF's legacy ServiceLink businesses.

        Our Class A common stock held by our public shareholders and affiliates of Thomas H. Lee Partners, LP, or THL, and our Class B common stock held by FNF and THL vote together as one class of common stock. On this basis, as of April 17, 2017, FNF held 53.9% of our outstanding common stock, and affiliates of THL held 26.4% of our outstanding common stock. As a result of FNF's stock ownership, it will be able to elect all of the director nominees and determine the outcome of all other matters presented to a vote of shareholders.

        Black Knight is a holding company and our sole asset is our interest in, and our business is conducted through, Black Knight Financial Services, LLC, or BKFS LLC, and its subsidiaries. We have a sole managing member interest in BKFS LLC, which grants us the exclusive authority to manage, control and operate the business and affairs of BKFS LLC and its subsidiaries, pursuant to the terms of its Second Amended and Restated Limited Liability Company Agreement, which we refer to as the

LLC Agreement. Our shareholders indirectly control BKFS LLC through our managing member interest.

        On May 26, 2015, we completed our initial public offering, or IPO, in which we issued and sold 20,700,000 shares of our Class A common stock at a price of $24.50 per share. Immediately prior to the IPO, FNF held 67.1% of the beneficial ownership of BKFS LLC and THL held a 32.9% ownership interest in BKFS LLC. In connection with our IPO, we effected several reorganization transactions, or the Offering Reorganization. Following the Offering Reorganization, FNF and THL hold Class A Units, or Units, in BKFS LLC and a number of shares of our Class B common stock equal to the number of Units held by each such owner. THL also holds shares of our Class A common stock. FNF and THL have the right to exchange their Units, together with the corresponding shares of our Class B common stock, which will be canceled in connection with an exchange, for cash from BKFS LLC or, at our option, shares of our Class A common stock pursuant to the terms of the LLC Agreement.

        On December 7, 2016, we announced that FNF's board of directors approved a tax-free plan, which we refer to as the Distribution Plan, whereby FNF intends to distribute all 83.3 million shares of Black Knight common stock that it currently owns to holders of its FNF Group common stock. The Distribution Plan is subject to the receipt of private letter rulings from the Internal Revenue Service approving the tax-free spin-off of the Black Knight shares; filing and acceptance of a registration statement for the Black Knight spin-off with the Securities and Exchange Commission; refinancing of our 5.75% senior notes due 2023, which are subject to FNF's guarantee, on reasonable terms; Black Knight shareholder approval; and other customary closing conditions. The closing of the tax-free distribution is expected in the third quarter of 2017.

        For additional information concerning FNF's acquisition of LPS, the internal reorganizations leading up to the IPO, the IPO and the Offering Reorganization, as well as the Distribution Plan and certain risks and uncertainties related thereto, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2017.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

        Your shares can be voted at the annual meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

Why did I receive this proxy statement?

        The board is soliciting your proxy to vote at the annual meeting because you were a holder of our Class A common stock or Class B common stock at the close of business on April 17, 2017, which we refer to as the record date, and therefore you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting, and the voting process, as well as information about the Company's directors and executive officers.

Who is entitled to vote?

        All record holders of Class A common stock and Class B common stock as of the close of business on April 17, 2017 are entitled to vote. As of the close of business on that day, 69,851,479 shares of Class A common stock and 84,826,282 shares of Class B common stock were issued and outstanding, for an aggregate of 154,677,761 common shares issued, outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting.

        If you hold your Class A or Class B common shares through a broker, bank or other nominee, you are considered a "beneficial owner," and you will receive separate instructions from the nominee describing how to vote your shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares. Beneficial owners may also vote their shares in person at the annual meeting after first obtaining a legal proxy from their nominees by following the instructions provided by their nominees, and presenting the legal proxy to the election inspectors at the annual meeting.

What shares are covered by the proxy card?

        The proxy card covers all shares of Class A common stock or Class B common stock held by you of record (i.e., shares registered in your name) and any shares of Class A common stock held for your benefit in FNF's 401(k) plan.

How do I vote?

        You may vote using any of the following methods:

  •
  In person at the annual meeting.  All shareholders may vote in person at the annual meeting by bringing the enclosed proxy card or proof of identification, but if you are a beneficial owner (as opposed to a record holder), you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors at the annual meeting with your ballot when you vote at the meeting; or

  •
  By proxy.  There are three ways to vote by proxy:

  •
  by mail, using the enclosed proxy card and return envelope;

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  by telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; or

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  by the Internet, using a unique password printed on your proxy card and following the instructions on the proxy card.

        Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

What does it mean to vote by proxy?

        It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer, Chief Financial Officer and Corporate Secretary, and each of them, who are sometimes referred to as the "proxy holders." By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the board for such proposal.

On what am I voting?

        You will be asked to consider four proposals at the annual meeting.

  •
  Proposal No. 1 asks you to elect the two Class II directors to serve until the 2020 Annual Meeting of Shareholders.

  •
  Proposal No. 2 asks you to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year.

  •
  Proposal No. 3 asks you to approve the Black Knight Financial Services, Inc. Amended and Restated 2015 Omnibus Incentive Plan, or omnibus plan, to, among other things, authorize an additional 7,500,000 Class A shares for future awards.

  •
  Proposal No. 4 asks you to approve a non-binding advisory resolution on the compensation paid to our named executive officers.

How does the board recommend that I vote on these proposals?

        The board recommends that you vote:

  1.
  "FOR" the election of the two Class II director nominees to serve until the 2020 Annual Meeting of Shareholders;

  2.
  "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year;

  3.
  "FOR" the approval of the omnibus plan to, among other things, authorize an additional 7,500,000 Class A shares for future awards; and

  4.
  "FOR" the approval of the non-binding advisory resolution on the compensation paid to our named executive officers.

What happens if other matters are raised at the meeting?

        Although we are not aware of any matters to be presented at the annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the annual meeting in accordance with the procedures specified in Black Knight's certificate of incorporation and bylaws, all proxies given to the proxy holders will be voted in accordance with their best judgment.

What if I submit a proxy and later change my mind?

        If you have submitted your proxy and later wish to revoke it, you may do so by doing one of the following: giving written notice to the Corporate Secretary prior to the annual meeting; submitting another proxy bearing a later date (in any of the permitted forms) prior to the annual meeting; or casting a ballot in person at the annual meeting.

Who will count the votes?

        Broadridge Investor Communications Services will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

How many votes must each proposal receive to be adopted?

        The following votes must be received:

  •
  For Proposal No. 1 regarding the election of directors, a plurality of votes of the Class A common stock and the Class B common stock entitled to vote and present in person or represented by proxy, taken together as one class of voting stock, is required to elect a director. This means that the two people receiving the largest number of votes cast by the shares entitled to vote at the annual meeting will be elected as directors. Abstentions and broker non-votes, as discussed below, will have no effect.

  •
  For Proposal No. 2 regarding the ratification of the appointment of KPMG LLP, under Delaware law, the affirmative vote of a majority of the shares of the Class A common stock and the Class B common stock entitled to vote and present in person or represented by proxy and entitled to vote, taken together as one class of voting stock, would be required for approval. Abstentions will have the effect of a vote against this proposal. Because this proposal is considered a "routine" matter under the rules of the New York Stock Exchange, or the NYSE, nominees may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions.

  •
  For Proposal No. 3 regarding the approval of the omnibus plan to, among other things, authorize an additional 7,500,000 Class A shares for future awards, the affirmative vote of a majority of the shares of the Class A common stock and the Class B common stock entitled to vote and present in person or represented by proxy and entitled to vote, taken together as one class of voting stock, would be required for approval. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect.

  •
  For Proposal No. 4 regarding a non-binding advisory vote on the compensation paid to our named executive officers, the affirmative vote of a majority of the shares of the Class A common stock and the Class B common stock entitled to vote and present in person or represented by proxy and entitled to vote, taken together as one class of voting stock, would be required for approval. Even though your vote is advisory and therefore will not be binding on the Company, the board will review the voting result and take it into consideration when making future decisions regarding the compensation paid to our named executive officers. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect.

        As mentioned previously, because FNF controlled over 50% of the voting power of our outstanding common stock on the record date, it will be able to elect all of the director nominees and determine the outcome of all other matters presented to a vote of shareholders.

What constitutes a quorum?

        A quorum is present if a majority of the outstanding shares of the Class A common stock and the Class B common stock entitled to vote at the annual meeting, counted together as one class of voting stock, are present in person or represented by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum of each class is present.

What are broker non-votes? If I do not vote, will my broker vote for me?

        Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least 10 days before the meeting. If that happens, the nominees may vote those shares only on matters deemed "routine" by the Securities and Exchange Commission and the rules promulgated by the New York Stock Exchange thereunder.

        The Company believes that all the proposals to be voted on at the annual meeting, except for the appointment of KPMG LLP as our independent registered public accounting firm, are not "routine" matters. On non-routine matters, such as Proposals No. 1, 3 and 4, nominees cannot vote unless they receive voting instructions from beneficial owners. Please be sure to give specific voting instructions to your nominee, so that your vote can be counted.

What effect does an abstention have?

        With respect to Proposal No. 1, abstentions or directions to withhold authority will not be included in vote totals and will not affect the outcome of the vote. With respect to Proposals Nos. 2, 3 and 4, abstentions will have the effect of a vote against such proposals pursuant to our bylaws and Delaware law, which require that a proposal receive the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote.

Who pays the cost of soliciting proxies?

        We pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of Class A common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates.

What if I share a household with another shareholder?

        We have adopted a procedure approved by the Securities and Exchange Commission, called "householding." Under this procedure, Class A and Class B shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are a shareholder who resides in the same household with another shareholder, or if you hold more than one account registered in your name at the same address, and wish to receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each account, please contact Broadridge toll free at 1-866-540-7095. You may also write to Broadridge, Householding Department, at 51 Mercedes Way, Edgewood, New York 11717. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. We hereby undertake to deliver promptly upon written or oral request, a separate copy of the annual report to shareholders, or this proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered.

 CERTAIN INFORMATION ABOUT OUR DIRECTORS

Information About the Director Nominees and Continuing Directors

        The names of the nominees proposed for election at the annual meeting as Class II directors of the Company, as well as the names of our continuing Class I and Class III directors, and certain biographical information concerning each of them, is set forth below. The expirations of the terms of nominees for election at the annual meeting assume the nominees are elected.

Nominees for Class II Directors—Term Expiring 2020 (if elected)

Name	Position with Black Knight(1)	Age(1)
Richard N. Massey	Chairman of the Compensation Committee and member of the Audit Committee	61
John D. Rood	Chairman of the Audit and Risk Committees	62

(1)
As of April 1, 2017.

        Richard N. Massey.    Richard N. Massey has served on our board of directors since December 2014 and served on the board of managers of BKFS LLC since January 2014. In addition, Mr. Massey has served as a director of FNF since February 2006. Mr. Massey has been a partner of Westrock Capital, LLC, a private investment partnership, since January 2009. Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation from January 2006 to January 2009. From 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey also serves as a director of FIS and CF Corp., as Chairman of the board of directors of Bear State Financial, Inc., and as a director of Oxford American Literary Project and the Arkansas Razorback Foundation.

        Mr. Massey's qualifications to serve on our board of directors include his experience in corporate finance and investment banking and as a financial and legal advisor to public and private businesses, as well as his expertise in identifying, negotiating and consummating mergers and acquisitions.

        John D. Rood.    John D. Rood has served on our board of directors since December 2014 and has served on the board of BKFS LLC since January 2014. Mr. Rood is the founder and Chairman of The Vestcor Companies, a real estate firm with 30 years of experience in multifamily development and investment. In addition, Mr. Rood has served on the board of FNF since May 2013. From 2004 to 2007, Mr. Rood served as the US Ambassador to the Commonwealth of the Bahamas. Mr. Rood previously served on the board of Alico, Inc., and currently serves on several private boards. He was appointed by Governor Jeb Bush to serve on the Florida Fish and Wildlife Commission where he served until 2004. He was appointed by Governor Charlie Crist to the Florida Board of Governors, which oversees the State of Florida University System, where he served until 2013. Mr. Rood was appointed by Mayor Lenny Curry to the JAXPORT Board of Directors, where he served from October 2015 to July 2016. Governor Rick Scott appointed Mr. Rood to the Florida Prepaid College Board in July 2016, where Mr. Rood serves as Chairman of the Board, and to the Enterprise Florida, Inc. board of directors in September 2016.

        Mr. Rood's qualifications to serve on our board of directors include his experience in the real estate industry, his leadership experience as a United States Ambassador, his financial literacy and his experience as a director on boards of both public and private companies.

Incumbent Class III Directors—Term Expiring 2018

Name	Position with Black Knight(1)	Age(1)
William P. Foley, II	Executive Chairman Chairman of the Corporate Governance and Nominating Committee	72
Thomas M. Hagerty	Member of the Compensation and Corporate Governance and Nominating Committees	54

(1)
As of April 1, 2017.

        William P. Foley, II.    William P. Foley, II has served as our Executive Chairman since December 2014 and as Executive Chairman of BKFS LLC since January 2014. In addition, Mr. Foley has served as Chairman of the board of directors of FNF since 1984, and served as Executive Chairman of FNF from October 2006 until January 2016. Mr. Foley also served as Chief Executive Officer of FNF from 1984 until May 2007 and as President of FNF from 1984 until December 1994. Since March 2012, Mr. Foley has been the Vice Chairman of the board of directors of FIS. Prior to that, he served as Executive Chairman of FIS from February 2006 through February 2011 and as non-executive Chairman of FIS from February 2011 to March 2012. Mr. Foley has also served as Co-Executive Chairman of CF Corp. since April 2016. Mr. Foley served as the Chairman of the board of directors of LPS from July 2008 until March 2009, and within the past five years has served as a director of Remy International, Inc. Mr. Foley also serves on the boards of directors of the Foley Family Charitable Foundation and the Cummer Museum of Arts and Gardens, and is a founder, trustee and director of the Folded Flag Foundation. Mr. Foley also is Chairman, CEO and President of Foley Family Wines Holdings, Inc. which is the holding company of numerous vineyards and wineries located in the U.S. and in New Zealand, and Executive Chairman and Chief Executive Officer of Black Knight Sports and Entertainment LLC, which is the company that owns the Vegas Golden Knights, a National Hockey League team. After receiving his B.S. degree in engineering from the United States Military Academy at West Point, Mr. Foley served in the U.S. Air Force, where he attained the rank of captain.

        Mr. Foley's qualifications to serve on our board of directors include his 33 years as a director and executive officer of FNF, his experience as a board member of LPS and FIS and as an executive officer and director of public and private companies in a wide variety of industries, and his strong track record of building and maintaining shareholder value and successfully negotiating and implementing mergers and acquisitions.

        Thomas M. Hagerty.    Thomas M. Hagerty has served on our board of directors since December 2014 and served on the board of managers of BKFS LLC since January 2014. In addition, Mr. Hagerty has served as a director of FNF since 2005. Mr. Hagerty is a Managing Director of THL, which he joined in 1988. Mr. Hagerty currently serves as a director of FNF, FleetCor Technologies, Ceridian HCM Holdings, Inc. and FIS. Mr. Hagerty formerly served on the boards of Hawkeye Energy Holdings, First Bancorp and Moneygram International.

        Mr. Hagerty's qualifications to serve on our board of directors include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of THL, a leading private equity firm, and his experience in enhancing value at such companies, along with his expertise in corporate finance.

Class I Directors—Term Expiring 2019

Name	Position with Black Knight(1)	Age(1)
David K. Hunt	Member of the Audit and Risk Committees	71
Ganesh B. Rao	Member of the Risk Committee	40

(1)
As of April 1, 2017.

        David K. Hunt.    David K. Hunt has served on our board of directors since December 2014 and served on the board of managers of BKFS LLC since April 2014. In addition, Mr. Hunt has served as a director of FIS since June 2001 and as a director of LPS from February 2010 until January 2014, when LPS was acquired by FNF. Since December 2005, Mr. Hunt has been a private investor. He previously served as the non-executive Chairman of the Board of OnVantage, Inc. from October 2004 until December 2005. From May 1999 to October 2004, he served as the Chairman and Chief Executive Officer of PlanSoft Corporation, an internet-based business-to-business solutions provider in the meeting and convention industry.

        Mr. Hunt's qualifications to serve on our board of directors include his long familiarity with our business and industry that he acquired as a director of LPS and FIS, as well as Mr. Hunt's prior services as chairman of LPS' risk and compliance committee and his deep understanding of the regulatory environment and other challenges facing our industry.

        Ganesh B. Rao.    Ganesh B. Rao has served on the board of directors since December 2014 and served on the board of managers of BKFS LLC since January 2014. Mr. Rao is a Managing Director of THL, which he joined in 2000. Prior to joining THL, Mr. Rao worked at Morgan Stanley & Co. Incorporated in the Mergers & Acquisitions Department. Mr. Rao also worked at Greenlight Capital, a hedge fund. Mr. Rao is currently a director of Ceridian HCM Holding, Inc., MoneyGram International and Prime Risk Partners. Mr. Rao is a former director of Nielsen Holdings, N.V.

        Mr. Rao's qualifications to serve on our board of directors include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of THL, and his experience with enhancing value at such companies, along with his expertise in corporate finance.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The certificate of incorporation and the bylaws of the Company provide that our board shall consist of at least one and no more than fourteen directors. Our directors are divided into three classes. The board determines the number of directors within these limits. The term of office of only one class of directors expires in each year. The directors elected at this annual meeting will hold office for a term of three years or until their successors are elected and qualified. The current number of directors is six.

        At this annual meeting, the persons listed below, each of whom is a current Class II director of the Company, have been nominated to stand for election to the board for a three-year term expiring in 2020. The board believes that each of the following nominees will stand for election and will serve if elected as a director:

Richard N. Massey
John D. Rood

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE LISTED NOMINEES.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information About KPMG LLP

        Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, our audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders. If our shareholders do not ratify the audit committee's selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

        In choosing our independent registered public accounting firm, our audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the Securities and Exchange Commission rules on "Auditor Independence," including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

        Representatives of KPMG LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The audit committee has appointed KPMG LLP to audit the consolidated financial statements of the Company for the 2017 fiscal year. KPMG LLP has continuously acted as the independent registered public accounting firm for the Company (including BKFS LLC prior to our IPO) commencing with the fiscal year ended December 31, 2014.

        For services rendered to us during or in connection with our years ended December 31, 2016 and 2015, we were billed the following fees by KPMG LLP:

	2016	2015
	(In thousands)
Audit Fees	$1,617	$1,671
Audit-Related Fees	604	575
Tax Fees	119	—
All Other Fees	43	35

        Audit Fees.    Audit fees consisted principally of fees for the audits, registration statements and other filings related to the Company's 2016 and 2015 consolidated financial statements, and audits of the Company's subsidiaries required for regulatory reporting purposes, including billings for out of pocket expenses incurred.

        Audit-Related Fees.    Audit-related fees consisted principally of fees for Service Organization Control Reports, including billings for out of pocket expenses incurred.

        Tax Fees.    Tax fees in 2016 consisted of tax due diligence services related to acquisitions. The Company did not incur any tax fees for 2015.

        All Other Services.    Other fees in 2016 consisted of readiness assessments for future Service Organization Control audits.

Approval of Accountants' Services

        In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by KPMG LLP is approved in advance by the audit committee, including the proposed fees for such work. Our pre-approval policy provides that, unless a type of service to be provided by KPMG LLP has been generally pre-approved by the audit committee, it will require specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved maximum fee amounts also require pre-approval by the audit committee. Our pre-approval policy provides that specific pre-approval authority is delegated to our audit committee chairman, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our audit committee chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR.

 PROPOSAL NO. 3: APPROVAL OF THE BLACK KNIGHT FINANCIAL SEVICES, INC.
AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

Purpose of the Amendment and Restatement of the Plan and Description of the Proposal

        Our board has approved an amendment and restatement of the Black Knight Financial Services, Inc. Amended and Restated 2015 Omnibus Incentive Plan, or the "Plan", and as so amended and restated, the "Amended Plan", subject to the approval of our shareholders. Accordingly, our board recommends that our shareholders approve the Amended Plan. The primary purpose of the amendment and restatement of the Plan is to increase the authorized shares available for issuance under the Plan by 7,500,000 shares, so that we can continue to provide equity-based incentive compensation to our employees on a going-forward basis, and to improve certain Plan terms as described below.

        As of April 17, 2017, there were 1,947,339 shares of our Class A common stock, or Class A shares, subject to outstanding awards under the Plan, and 1,150,976 shares of our Class A shares available for issuance pursuant to future awards. If the Amended Plan is approved by our shareholders, an additional 7,500,000 shares will be authorized for issuance under the Amended Plan. Based on our prior grant practices, and assuming future grant practices are consistent with past practice, we expect that the addition of 7,500,000 shares will be sufficient to provide a competitive equity incentive program for approximately five years. If the Amended Plan is not approved by our shareholders at the annual meeting, we anticipate exhausting the current share reserves under the Plan within the next 12 months.

        On May 26, 2015, we completed our IPO. On December 7, 2016, we announced that FNF's board of directors approved the Distribution Plan whereby FNF intends to distribute all 83.3 million shares of Black Knight common stock that it currently owns to holders of its FNF Group common stock, subject to the satisfaction of certain conditions. We believe that the Amended Plan is a key component to our future growth and our ability to attract and retain executive and industry talent as a publicly traded company. We have successfully used stock awards under the Plan to attract, retain and incentivize highly qualified employees and other service providers, and we believe the proposed 7,500,000 increase in shares under the Plan is necessary to ensure that we are able to continue to attract, retain and incentivize highly qualified employees and other service providers in the future. Additional information is provided in the "Key Data" section below.

        Additional changes made to the Amended Plan, which are described in more detail below, include extension of the term of the plan until June 14, 2027, which is the tenth anniversary of the date the Amended Plan will be submitted for shareholder approval.

        We are also seeking shareholder approval of the Amended Plan to satisfy the shareholder approval requirement under Section 162(m) of the Internal Revenue Code, so that we may grant awards under the Plan that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m). Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly-paid executive officers other than our chief financial officer. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to this deductibility limit. For awards under the Plan to qualify for this exception, shareholders must approve the material terms of the Plan under which the awards are paid. The material terms of the Amended Plan include (i) the employees eligible to receive awards under the Amended Plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. This information is provided in the description of the Amended Plan below. Notwithstanding the foregoing, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Amended Plan will be deductible under all circumstances.

Plan History

        The Plan was adopted by our board and our sole shareholder, and became effective, on April 30, 2015 in connection with our IPO. If approved by our shareholders at the annual meeting, the Amended Plan will become effective on June 14, 2017 and the term of the Amended Plan will be extended until June 14, 2027. If the Amended Plan is not approved by our shareholders at the annual meeting, then the Plan, as in effect as of April 30, 2015, will remain in effect with any shares previously authorized under the Plan remaining available for future awards under the Plan.

        The purpose of the Amended Plan is to optimize our profitability and growth through incentives that are consistent with our goals and that link the personal interests of participants to those of our shareholders. The Amended Plan is further intended to provide us flexibility in our ability to motivate, attract and retain the services of employees, directors and consultants who make significant contributions to our success and to allow such individuals to share in our success.

        Our general compensation philosophy is that long-term incentive compensation should closely align the interests of our officers, directors and key employees with the interests of our shareholders, as more fully described under "Compensation Discussion and Analysis and Executive and Director Compensation." We believe that stock ownership has focused our key employees on improving our performance, and has helped to create a culture that encourages employees to think and act as shareholders. Participants in our long-term incentive compensation program generally include our officers, directors and certain key employees.

        We believe that our equity programs and our emphasis on employee stock ownership have been integral to our success and are important to our ability to achieve our corporate performance goals in the years ahead. We believe that the ability to attract, retain and motivate talented employees is critical to long-term company performance and shareholder returns. We believe that the Amended Plan will enable us to continue to align executive and shareholder interests consistent with our long-term incentive compensation philosophy. For these reasons, we consider approval of the Amended Plan important to our future success.

Key Changes to the Plan

        If approved, the following changes would be made to the Plan, as described in more detail under "Description of the Amended Plan" below:

Increase in Authorized Shares	The shares authorized for issuance under the Plan would be increased by 7,500,000 shares.
Enhance the Dividend Equivalent Provisions
We revised the Plan to expressly prohibit payment of dividend equivalents on options and stock appreciation rights, or SARs, and to provide that for restricted stock, restricted stock units and all other awards, dividends and dividend equivalents will be distributed only if and when the awards vest, with any dividends or dividend equivalents forfeited if the associated award is forfeited.
Enhance the Repricing Provisions	We revised the Plan to enhance the repricing prohibitions to apply to SARs.
Minimum One-Year Vesting
Awards granted after June 14, 2017 will typically require a minimum one year of service to vest. However, because we believe that, in limited circumstances, a vesting period less than one year may be warranted, up to 5% of the total shares authorized for issuance under the Plan may be granted with a vesting period of less than one year and awards may vest earlier upon death, disability or a change in control.
Holding Period
Our named executive officers and certain other executives who do not hold shares of our stock with a value sufficient to satisfy the applicable stock ownership guidelines must retain 50% of the shares acquired as a result of the lapse of vesting restrictions until the executive satisfies the applicable stock ownership guidelines.
Term of Plan	The term of the Plan would be extended through June 14, 2027, which is the tenth anniversary of the date on which the amendment and restatement of the Plan will be submitted for shareholder approval.

Key Data

        The following table includes information regarding our outstanding shares, outstanding restricted stock awards and shares available for future awards under our equity plans as of April 17, 2017 (and without giving effect to approval of the Amended Plan under this proposal). The Company has no awards other than restricted stock awards outstanding under the Plan.

Total shares subject to outstanding unvested shares of restricted stock	1,947,339
Total shares subject to outstanding (no performance condition) restricted stock awards	299,393
Total shares subject to outstanding earned (performance condition satisfied) restricted stock awards	763,376
Total shares subject to outstanding unearned (performance condition not satisfied) restricted stock awards	884,570
Total shares currently available for grant as full-value awards	1,150,976
Total Class A shares outstanding	69,851,479
Total Class B shares outstanding	84,826,282

        There are no outstanding options or SARs.

        Our IPO was completed on May 26, 2015. As shown in the following table, our two-year average annual burn rate since the IPO was 0.885%. Burn rate represents all awards granted in a fiscal year (excluding awards issued in exchange for profits interest awards originally issued by BKFS LLC in connection with the IPO), divided by the weighted average number of common shares outstanding for that fiscal year.

Year	Options Granted	Restricted Stock Granted(1)	Total	Weighted Average Number of Class A Shares Outstanding	Burn Rate = Total Granted/Weighted Average Class A Shares Outstanding
2016	0	844,646	844,646	65,937,116	1.28%
2015	0	318,000	318,000	64,389,305	0.49%

(1)
Restricted stock granted during fiscal years 2016 and 2015 (excluding awards issued in exchange for profits interest awards originally issued by BKFS LLC in connection with the IPO) and subsequently forfeited are included here. The number of shares of restricted stock granted in each of the last two fiscal years, but subsequently forfeited, were: 2016: 38,364 restricted shares; and 2015: 0 restricted shares.

        The future benefits that will be received under the Amended Plan by particular individuals or groups are not determinable at this time. As of April 17, 2017, William P. Foley, II had 368,118 shares of restricted stock outstanding under the Plan; Thomas J. Sanzone had 526,601 shares of restricted stock outstanding under the Plan; Kirk T. Larsen had 66,081 shares of restricted stock outstanding under the Plan; Anthony Orefice had 94,104 shares of restricted stock outstanding under the Plan; and Michael L. Gravelle had 19,823 shares of restricted stock outstanding under the Plan. All current executive officers as a group had 1,074,727 shares of restricted stock outstanding under the Plan. All current directors who are not executive officers as a group had 33,075 shares of restricted stock outstanding under the Plan. The following nominees for election as directors had the following number of shares of restricted stock outstanding under the Plan: Richard N. Massey 6,615 restricted shares and John D. Rood 6,615 restricted shares. No associates of such directors, executive officers or nominees have received awards under the Plan. All employees, including all current officers who are not executive officers, as a group had 839,537 shares of restricted stock outstanding under the Plan. No other person has received or is expected to receive five percent or more of the awards under the Plan. The closing price of a share of our Class A shares on April 17, 2017 was $38.60.

Description of the Amended Plan

        The complete text of the Amended Plan is set forth as Annex A hereto. The following is a summary of the material features of the Amended Plan and is qualified in its entirety by reference to Annex A.

Key Provisions of the Amended Plan

        The Amended Plan includes a number of provisions that we believe serve the interests of shareholders, facilitate effective corporate governance and demonstrate reasonable use of shares:

        No Annual "Evergreen" Provision.    The Amended Plan authorizes a fixed number of shares for grants and requires shareholder approval of any increase to that fixed number.

        No Discounted Stock Options or SARs.    All stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

        No Reload Rights.    No stock option granted under the Amended Plan can entitle a participant to the automatic grant of additional stock options in connection with any exercise of the original stock option.

        No Dividend or Dividend Equivalent Payouts on Unvested Awards or on Options or SARs.    If dividends or dividend equivalents are granted with respect to awards, the dividends or dividend equivalents will be accumulated or reinvested and paid only after the vesting conditions are met. The Amended Plan also prohibits dividend equivalents on options and SARs.

        Compensation Clawback.    Under the Amended Plan, we may cancel awards, require reimbursement of amounts earned under awards, and effect any other right of recoupment of equity or other compensation provided under the Amended Plan or otherwise under any of our current or future clawback policies. Our current clawback policy provides for recovery of any incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results.

        Compensation Committee.    The Amended Plan is administered by our compensation committee. Each member of the compensation committee qualifies as a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

        Deductibility of Awards.    The Amended Plan includes provisions intended to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, including by qualifying awards under the Amended Plan as "performance-based compensation."

        No Transferability.    Awards generally may not be transferred, except by will or the laws of descent and distribution.

        No Repricing or Cash Buyout.    The Amended Plan prohibits the repricing of options and SARs and the cash buyout of underwater options and SARs.

        Minimum One-Year Vesting:    Awards granted after June 14, 2017 will typically require a minimum one year of service to vest. However, because we believe that, in limited circumstances, a vesting period less than one year may be warranted, up to 5% of the total shares authorized for issuance under the Plan may be granted with a vesting period of less than one year and awards may vest earlier upon death, disability or a change in control.

        Holding Period Requirement.    The Amended Plan provides that any of our named executive officers and certain other executives who do not hold shares of our stock with a value sufficient to satisfy the applicable stock ownership guidelines must retain 50% of the shares acquired as a result of the lapse of vesting restrictions until the executive satisfies the applicable stock ownership guidelines.

        No Tax Gross-Ups.    The Amended Plan does not provide for excise tax gross-ups on change in control benefits.

        No "Liberal" Change in Control Definition.    The Amended Plan requires that a change in control transaction actually occur in order for the change in control provisions in the Amended Plan to be triggered.

Effective Date and Duration

        If approved by our shareholders, the Amended Plan will become effective on June 14, 2017 and will authorize the granting of awards for up to ten years from the date the Amended Plan was approved by our shareholders. The Amended Plan will remain in effect with respect to outstanding awards until no awards remain outstanding.

Amendment and Termination

        The Amended Plan may be amended or terminated by our board at any time, subject to certain limitations, and, subject to limitations under the Amended Plan, the awards granted under the Amended Plan may be amended by the compensation committee at any time, provided that no such action to the Amended Plan or an award may, without a participant's written consent, adversely affect in any material way any previously granted award. No amendment that would require shareholder approval under the New York Stock Exchange's listing standards or to comply with securities laws may become effective without shareholder approval.

Administration of the Amended Plan

        The Amended Plan will be administered by our compensation committee or another committee selected by our board, any of which we refer to as the committee. The members of the committee are appointed from time to time by, and serve at the discretion of, the board. The committee has the full power to select employees, directors and consultants who will participate in the Amended Plan; determine the size and types of awards; determine the terms and conditions of awards; construe and interpret the Amended Plan and any award agreement or other instrument entered into under the Amended Plan; establish, amend and waive rules and regulations for the administration of the Amended Plan; and, subject to certain limitations, amend the terms and conditions of outstanding awards. The committee's determinations and interpretations under the Amended Plan are binding on all interested parties. The committee is empowered to delegate its administrative duties and powers as it may deem advisable, to the extent permitted by law.

Shares Subject to the Amended Plan

        As of April 17, 2017, 1,947,339 shares of our Class A shares were subject to outstanding awards under the Plan, and 1,150,976 of our Class A shares were available for issuance of future awards. If the Amended Plan is approved by our shareholders, an additional 7,500,000 shares will be authorized for issuance under the Amended Plan.

        If an award under the Amended Plan is canceled, forfeited, terminated or is settled in cash, the shares related to that award will not be treated as having been delivered under the Amended Plan. Shares that are held back, tendered or returned to cover the exercise price or tax withholding obligations with respect to an award shall be treated as not having been delivered under the Amended Plan. Shares that have been issued in connection with an award of restricted stock that is canceled or forfeited prior to vesting or settled in cash, causing the shares to be returned to us, shall not be counted as having been delivered under the Amended Plan.

        For purposes of determining the number of shares available for grant as incentive stock options, only shares that are subject to an award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Amended Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting our shares, the committee shall cause an adjustment to be made (i) in the number and kind of shares of common stock that may be delivered under the Amended Plan, (ii) in the individual annual limitations on each type of award under the Amended Plan and (iii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the exercise price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, in each case as may be determined appropriate and equitable by our compensation committee, to prevent dilution or enlargement of rights.

Repricing

        Except for anti-dilution adjustments in connection with a merger, reorganization, consolidation, equity restructuring or other similar event, we will not, without first obtaining shareholder approval, (i) reduce the exercise price of outstanding options or grant price of outstanding SARs, (ii) cancel options or SARs and grant substitute options or SARs with a lower exercise price or grant price, (iii) purchase outstanding underwater options or SARs from participants for cash or other securities, or (iv) otherwise amend or modify any outstanding option or SAR if the amendment or modification would be treated as a "repricing" under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

Eligibility and Participation

        Eligible participants include employees, directors and consultants of the Company and our subsidiaries, as determined by the committee. Because the Amended Plan provides for broad discretion in selecting which eligible persons will participate, and in making awards, the total number of persons who will actually participate in the Amended Plan and the benefits that will be provided to the participants cannot be determined at this time. As of March 31, 2017, we had approximately 4,200 full-time equivalent employees, 200 consultants and five non-employee directors. We have historically granted awards to very few consultants and employees and expect to continue this practice.

Awards under the Amended Plan

        Grants under the Amended Plan may be made in the form of stock options, SARs, restricted stock, RSUs, performance shares, performance units, replacement awards, and other cash or stock-based awards.

Maximum Grants under the Amended Plan

        Subject to adjustment pursuant to the anti-dilution provisions of the Amended Plan, the following limits apply to awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code: (i) the maximum number of shares with respect to which stock options may be granted to any participant in any fiscal year is 4,000,000 shares; (ii) the maximum number of shares with respect to which SARs may be granted to any participant in any fiscal year is 4,000,000 shares; (iii) the maximum number of shares of restricted stock that may be granted to any participant in any fiscal year is 2,000,000 shares; (iv) the maximum number of shares with respect to which RSUs may be granted to any participant in any fiscal year is 2,000,000 shares; (v) the maximum number of shares with respect to which performance shares may be granted to any participant in any fiscal year is 2,000,000 shares; (vi) the maximum amount of compensation that may be paid with respect to performance units or other cash or stock-based awards (other than conversion awards as defined below) awarded to any participant in any fiscal year is $25,000,000 or a number of shares having a fair market value not in excess of that amount; and (vii) the maximum dividend or dividend equivalent that may be paid to any one participant in any one fiscal year is $25,000,000.

Types of Awards

        Following is a general description of the types of awards that may be granted under the Amended Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the committee, subject to limitations contained in the Amended Plan.

        Stock Options.    The committee may grant incentive stock options, which we refer to as ISOs, nonqualified stock options, which we refer to as NQSOs or a combination thereof under the Amended Plan. The exercise price for each such award will be at least equal to 100% of the fair market value of a share of our Class A common stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of our stock or any subsidiary).

        Options will expire at such times and will have such other terms and conditions as the committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of our stock or any subsidiary).

        The exercise price of options granted under the Amended Plan may be paid in cash, by tendering previously acquired Class A shares having a fair market value equal to the exercise price, through broker-assisted cashless exercise or any other means permitted by the committee consistent with applicable law or by a combination of any of the permitted methods.

        Stock options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and are exercisable during a participant's lifetime only by the participant. Stock options may not be transferred for consideration.

        The committee may not award dividend equivalents in connection with a stock option.

        Stock Appreciation Rights.    SARs granted under the Amended Plan may be in the form of freestanding SARs (SARs granted independently of any option), tandem SARs (SARS granted in connection with a related option) or a combination thereof. The grant price of a freestanding SAR will be equal to the fair market value of a share of our Class A common stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option.

        Freestanding SARs may be exercised upon such terms and conditions as are imposed by the committee and set forth in the SAR award agreement. Tandem SARs may be exercised only with respect to the shares of common stock for which its related option is exercisable.

        Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of our Class A common stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised. Payment upon SAR exercise may be in cash, in Class A shares of equivalent value, or in some combination of cash and shares, as determined by the committee. The committee may not award dividend equivalents in connection with SARs.

        Restricted Stock.    Restricted stock is an award that is non-transferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the committee, are satisfied. Holders of restricted stock may receive dividends and voting rights.

        Restricted Stock Units and Performance Shares.    RSUs and performance shares represent a right to receive a share of Class A common stock, an equivalent amount of cash, or a combination of shares and cash, as the committee may determine, if vesting conditions are satisfied. The initial value of an RSU or performance share granted under the Amended Plan shall be at least equal to the fair market value of our Class A shares on the date the award is granted. The committee may also award dividend equivalent payments in connection with such awards. RSUs may contain vesting conditions based on continued service or other conditions established by the committee. Performance shares may contain vesting conditions based on attainment of performance goals established by the committee in addition to service conditions.

        Performance Units.    Performance units are awards that entitle a participant to receive shares of Class A common stock, cash or a combination of shares and cash if certain performance conditions are satisfied. The amount received depends upon the value of the performance units and the number of performance units earned, each of which is determined by the committee. The committee may also award dividend equivalent payments in connection with such awards.

        Other Cash and Stock-Based Awards.    Other cash and stock-based awards are awards other than those described above, the terms and conditions of which are determined by the committee. These awards may include, without limitation, the grant of shares of our Class A common stock based on attainment of performance goals established by the committee, the payment of shares as a bonus or in lieu of cash based on attainment of performance goals established by the committee, shares issued in conversion of profits interest awards issued prior to our initial public offering ("conversion awards"), and the payment of shares in lieu of cash under an incentive or bonus program. Payment under or settlement of any such awards will be made in such manner and at such times as the committee may determine.

        Dividend Equivalents.    Dividend equivalents granted to participants will represent a right to receive payments equivalent to dividends with respect to a specified number of shares.

        Limitation on Dividends and Dividend Equivalents.    If dividends or dividend equivalents are granted with respect to an award, the dividends or dividend equivalents will be accumulated or reinvested and paid only after the vesting conditions are met.

        Replacement Awards.    Replacement awards are awards issued in assumption or as substitution for awards granted under equity-based incentive plans sponsored or maintained by an entity with which we engage assumption of or in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity are outstanding immediately prior to such transaction. Replacement awards shall have substantially the same terms and conditions as the award it replaces; provided, however, that the number of shares, the exercise price, grant price or other price of shares, any performance conditions, or the market price of underlying shares or per-share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the committee, in its sole discretion. Shares delivered or deliverable with respect to replacement awards will not reduce the number of shares available for issuance under the Amended Plan.

Performance Goals

        Performance goals, which are established by the committee, will be chosen from among the following performance measures: earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest, taxes, depreciation, amortization and restructuring costs (EBITDAR), adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total shareholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, new sales total contract value, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Each of these performance measures may be subject to adjustment by the compensation committee. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the compensation committee may determine, in its discretion and they may be established in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

        The committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events, including, for example, events affecting us or our financial statements or changes in applicable laws, regulations, or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan. With respect to any awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, any such exception shall be specified at such times and in such manner as will not cause such awards to fail to so qualify.

Termination of Employment or Service

        Each award agreement will set forth the participant's rights with respect to the award following termination of employment or service.

Change in Control

        Except as otherwise provided in a participant's award agreement, upon the occurrence of a change in control (as defined below), unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all outstanding options and SARs granted under the Amended Plan will become immediately exercisable, any restriction imposed on restricted stock, RSUs and other awards granted under the Amended Plan will lapse, and any and all performance shares, performance units and other awards granted under the Amended Plan with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

        For purposes of the Amended Plan, the term "change in control" is defined as the occurrence of any of the following events:

  •
  an acquisition immediately after which any person, group or entity possesses direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of either our outstanding common stock or our outstanding voting securities, excluding any acquisition directly from us, by us, or by any of our employee benefit plans and certain other acquisitions;

  •
  during any period of two consecutive years, the individuals who, as of the beginning of such period, constituted our board, which we refer to as the incumbent board, cease to constitute at least a majority of the board, provided that any individual who becomes a member of our board subsequent to the beginning of such period and whose election or nomination was approved by at least two-thirds of the members of the incumbent board will be considered as though he or she were a member of the incumbent board;

  •
  the consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of our assets unless (a) our shareholders immediately before the transaction continue to have beneficial ownership of 50% or more of the outstanding shares of our common stock and the combined voting power of our then outstanding voting securities resulting from the transaction in substantially the same proportions as their ownership immediately prior to the transaction of our common stock and outstanding voting securities; (b) no person (other than us, an employee benefit plan sponsored by us or the resulting corporation, or any entity controlled by us or the resulting corporation) has beneficial ownership of 50% or more of the outstanding common stock of the resulting corporation or the combined voting power of the resulting corporation's outstanding voting securities; and (c) individuals who were members of the incumbent board continue to constitute a majority of the members of the board of directors of the resulting corporation; or

  •
  our shareholders approve a plan or proposal for the complete liquidation or dissolution of the Company.

Transferability

        Awards generally will be non-transferable except upon the death of a participant, although the committee may permit a participant to transfer awards (for example, to family members or trusts for family members) subject to such conditions as the committee may establish.

Deferrals

        The committee may permit the deferral of vesting or settlement of an award and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral. Any such deferral and crediting will be subject to the terms and conditions established by the committee and any terms and conditions of the plan or arrangement under which the deferral is made.

Tax Withholding

        We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Amended Plan. The committee may require or permit participants to elect that the withholding requirement be satisfied, in whole or in part, by having us withhold, or by tendering to us, shares of Class A common stock having a fair market value equal to the minimum withholding obligation.

Minimum Vesting

        The Amended Plan provides that awards granted under the plan after June 14, 2017 will vest no earlier than the first anniversary of the date of grant. This minimum vesting provision will not apply to awards that result in the issuance of an aggregate of up to 5% of the shares available under the Amended Plan and will not prevent awards from vesting upon death or disability, or a change in control.

Clawback of Benefits

        Under the Amended Plan, we may cancel awards, require reimbursement of amounts earned under awards, and effect any other right of recoupment of equity or other compensation provided under the Amended Plan or otherwise under any of our current or future clawback policies.

Section 162(m)

        Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount we may deduct in any one year for compensation paid to our principal executive officer and our other three most highly-compensated executive officers other than our principal financial officer. There is, however, an exception to this limitation for certain performance-based compensation. Awards made pursuant to the Plan may constitute performance-based compensation that is not subject to the deductibility limitation of Section 162(m). To qualify for this exception, the shareholders must reapprove the material terms of the performance goals of the Amended Plan every five years.

Federal Income Tax Consequences

        The following is a brief description of the principal federal income tax consequences relating to awards awarded under the Amended Plan. This summary is based on our understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Consequences to the Optionholder

        Grant.    There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Amended Plan.

        Exercise.    The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder's employment. However, such exercise may give rise to alternative minimum tax liability (see "Alternative Minimum Tax" below).

        Upon the exercise of an NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Class A common stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income, if any, recognized in connection with the exercise by an optionholder of an NQSO will be subject to both wage and employment tax withholding if the optionholder is an employee.

        The optionholder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of an NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

        Qualifying Disposition.    If an optionholder disposes of Class A shares acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

        Disqualifying Disposition.    If the optionholder disposes of Class A shares acquired upon the exercise of an ISO (other than in certain tax free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized in a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the Class A shares purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

        Other Disposition.    If an optionholder disposes of Class A shares acquired upon exercise of an NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of Class A shares acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the Class A shares were held for more than one year from the date such shares were transferred to the optionholder.

        Alternative Minimum Tax.    Alternative minimum tax, or AMT, is payable if and to the extent the amount thereof exceeds the amount of the taxpayer's regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income.

        For AMT purposes, the spread upon exercise of an ISO (but not an NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the Class A shares at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

Consequences to the Company

        There are no federal income tax consequences to us by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

        At the time the optionholder recognizes ordinary income from the exercise of an NQSO, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our tax reporting obligations. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, we will be entitled to a corresponding deduction in the year in which the disposition occurs.

        We will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of an NQSO or upon a disqualifying disposition of an ISO. We will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by employee optionholders upon the exercise of an NQSO, but not upon a disqualifying disposition of an ISO.

Stock Appreciation Rights

        A participant generally will not realize taxable income at the time a SAR is granted. Upon settlement of a SAR, the participant will recognize as ordinary income the amount of cash received or, if the right is paid in Class A shares, the fair market value of such shares at the time of payment. We will generally be allowed a tax deduction in the taxable year the participant includes the amount in income.

Restricted Stock

        A participant generally does not realize taxable ordinary income as a result of receiving a restricted stock grant, and we are not entitled to a deduction for federal income tax purposes at the time of the grant, provided that the shares are not transferable and are subject to restrictions constituting a "substantial risk of forfeiture." When the restrictions lapse, the participant will be deemed to have received taxable ordinary income equal to the fair market value of the shares underlying the award at the time of lapse. An amount equal to the compensation included in the participant's income will generally be deductible by us in the taxable year of inclusion. The participant's tax basis in the shares will be equal to the fair market value of such shares on the date the restrictions lapse. Any gain realized upon disposition of such shares is taxable as capital gain income, with the applicable tax rate depending upon, among other things, how long such shares were held following the lapse of the restrictions.

        Under certain circumstances, a participant may, within thirty days after transfer of the restricted shares, irrevocably elect under section 83(b) of the Internal Revenue Code to include in the year in which such restricted shares are transferred as gross income, the fair market value of such shares, which is determined as of the date of transfer and without regard to any restriction other than a restriction that by its terms will never lapse. A copy of this election must be provided to us. The basis of such shares will be equal to the amount included in income. The holding period for capital gains purposes begins when the shares are transferred to the participant. If such shares are forfeited before the restrictions lapse, the forfeiture will be treated as a sale or exchange and no tax deduction will be allowed for the amount included in income as a result of the original election.

Restricted Stock Units, Performance Shares, Performance Units and Other Awards

        Restricted stock units, performance shares, performance units and other awards granted under the Amended Plan are generally not subject to tax at the time of the award but are subject to ordinary income tax at the time of payment, whether paid in cash or Class A shares. With respect to such awards, we generally will be allowed a tax deduction for the amount included in the taxable income of the participant in the taxable year of inclusion.

Other Tax Consequences

        The foregoing discussion is not a complete description of the federal income tax aspects of awards granted under the Amended Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of December 31, 2016 about our common stock which may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders	2,908,374	—	1,911,447	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	2,908,374	—	1,911,447	(1)

(1)
In addition to being available for future issuance upon exercise of options and stock appreciation rights, under the omnibus plan, Class A shares may be issued in connection with awards of restricted stock, restricted stock units, performance shares, performance units or other stock-based awards. No Class B shares may be issued under the omnibus plan.

Vote and Recommendation of the Board of Directors

        The Black Knight Omnibus Plan Proposal requires the affirmative vote of at least a majority of the shares of Black Knight common stock present in person or represented by proxy and entitled to vote at the annual meeting. Subject to shareholder approval, the Amended Plan will become effective on June 14, 2017. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE BLACK KNIGHT FINANCIAL SERVICES, INC. AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN.

 PROPOSAL NO. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-21(a) promulgated thereunder, we are asking our shareholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

        Our compensation committee believes it is important to reward our executives for strong performance in an industry with significant operational and regulatory challenges, and to incentivize them to continue to take actions to deliver strong results for our investors by expanding our client relationships, continuing to innovate our solutions set and pursuing new market opportunities. At the same time, our compensation committee believes it is important to disincentivize our executives from taking unnecessary risks.

        As described in detail in our "Compensation Discussion and Analysis," our Company takes a proactive approach to compensation governance. The compensation committee regularly reviews our compensation programs and makes adjustments that it believes are in the best interests of the Company and our investors. As part of this process, our compensation committee reviews compensation trends and considers current best practices, and makes changes in our compensation programs when the committee deems it appropriate, all with the goal of continually improving our approach to executive compensation. We are also committed to hearing and responding to the views of our shareholders. Throughout 2016, our officers met with investors on numerous occasions, both in group and one-on-one settings. The investors with whom we met in 2016 represented 5 of our top 15 shareholders, who collectively owned more than 85% of our shares as of December 31, 2016 (excluding shares owned by FNF and THL). At these meetings, our officers discuss a variety of topics, including our operational and stock performance, corporate governance and executive compensation matters. We reported and discussed these meetings with our board or applicable board committees, as appropriate.

        We ask our shareholders to vote on the following resolution at the annual meeting:

    "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section, the compensation tables and related narrative."

        The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. However, as this is an advisory vote, the results will not be binding on the Company, the board or the compensation committee, and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and the board, although the compensation committee and the board will consider the outcome of this vote when making compensation decisions.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

        The number of our common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following tables is based on 154,677,761 shares of voting common stock outstanding as of April 17, 2017, composed of 69,851,479 shares of Class A common stock and 84,826,282 shares of Class B common stock. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Class A common stock or Class B common stock beneficially owned by that shareholder. The number of shares beneficially owned by each shareholder is determined under rules issued by the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners

        The following table sets forth information regarding beneficial ownership of our Class A common stock and Class B common stock by each shareholder who is known by the Company to beneficially own 5% or more of such class. Percentages in the table reflect the percent of Class A or Class B common shares held by each shareholder.

Name	Title of Series(1)	Shares Beneficially Owned(2)	Percent of Total Class(3)
Fidelity National Financial, Inc.	Class A	—	—
601 Riverside Avenue, Jacksonville, FL 32204	Class B	83,309,940(4)	98.2%
Goldman Sachs Asset Management	Class A	4,112,813	5.9%
200 West Street, New York, NY 10282	Class B	—	—
Partners Group Holding AG	Class A	3,790,835	5.7%
Zugerstrasse 57, Barr-Zug, V8 6341	Class B	—	—
T. Rowe Price Associates, Inc.	Class A	7,369,527	10.6%
100 E. Pratt Street, Baltimore, MD 21202	Class B	—	—
THL Funds	Class A	39,308,240(5)	56.3%
c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, MA 02110	Class B	1,516,342(5)	1.8%
Victory Capital Management Inc.	Class A	3,534,163	5.1%
200 West Street, New York, NY 10282	Class B	—	—

(1)
Subject to the terms of the LLC Agreement, shares of our Class B common stock (together with the corresponding number of Units of BKFS LLC) are exchangeable for our Class A common stock on a one-for-one basis.

(2)
Based on information publicly filed with the Securities and Exchange Commission as of December 31, 2016.

(3)
Applicable percentages based on 69,851,479 shares of our Class A common stock and 84,826,282 shares of our Class B common stock outstanding as of April 17, 2017.

(4)
FNF's beneficial ownership consists of no shares of Class A common stock and 83,309,940 shares of Class B common stock held directly by FNF's direct wholly-owned subsidiary, Black Knight Holdings, Inc.

(5)
The THL Funds direct ownership consists of 10,942,187 shares of Class A common stock held by Thomas H. Lee Equity Fund VI, L.P., 7,409,467 shares of Class A common stock held by Thomas H. Lee Parallel Fund VI, L.P., 1,294,285 shares of Class A common stock held by Thomas H. Lee Parallel (DT) Fund VI, L.P., 11,080,958 shares of Class A common stock held by THL Equity Fund VI Investors (BKFS), L.P., 6,940,179 shares of Class A common stock held by THL Equity Fund VI Investors (BKFS) II, L.P.,

  1,166,417 shares of Class A common stock held by THL Equity Fund VI Investors (BKFS) III, L.P., 358,963 shares of Class A common stock held by THL Coinvestment Partners, L.P., 2,113 shares of Class A common stock held by THL Operating Partners, L.P., 56,935 shares of Class A common stock held by Great-West Investors LP, 56,736 shares of Class A common stock held by Putnam Investments Employees' Securities Company III LLC, 1,458,021 shares of Class B common stock held by THL Equity Fund VI Investors (BKFS-LM), LLC and 58,321 shares of Class B common stock held by THL Equity Fund VI Investors (BKFS-NB), LLC.

Security Ownership of Management and Directors

        The following table sets forth information regarding beneficial ownership of our Class A common stock and Class B common stock by:

  •
  each of our directors and nominees for director;

  •
  each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission; and

  •
  all of our executive officers and directors as a group.

        Percentages in the table reflect the percent of our Class A and Class B common shares outstanding as of April 17, 2017. The mailing address of each director and executive officer shown in the table below is c/o Black Knight Financial Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204.

Name	Title of Series(1)	Number of Shares of Class	Percent of Class(2)
William P. Foley, II	Class A	4,585,883	6.6%
	Class B	—	—
Thomas M. Hagerty(3)	Class A	39,315,959	56.3%
	Class B	1,516,342	1.8%
David K. Hunt	Class A	49,845	*
	Class B	—	—
Richard N. Massey	Class A	64,845	*
	Class B	—	—
Ganesh B. Rao(3)	Class A	39,315,959	56.3%
	Class B	1,516,342	1.8%
John D. Rood	Class A	61,020	*
	Class B	—	—
Thomas J. Sanzone(4)	Class A	1,305,864	1.9
	Class B	—	—
Kirk T. Larsen(5)	Class A	426,447	*
	Class B	—	—
Anthony Orefice	Class A	150,173	*
	Class B	—	—
Michael L. Gravelle	Class A	120,815	*
	Class B	—	—
All directors and officers (10 persons)(3)	Class A	46,088,570	66.0%
	Class B	1,516,342	1.8%

*
Represents less than 1% of our common stock.

(1)
Subject to the terms of the LLC Agreement, shares of our Class B common stock (together with the corresponding number of Units of BKFS LLC) are exchangeable for our Class A common stock on a one-for-one basis.

(2)
Applicable percentages based on 69,851,479 shares of our Class A common stock and 84,826,282 shares of our Class B common stock outstanding as of April 17, 2017.

(3)
Messrs. Hagerty and Rao are managing directors of THL. The total shares represented for Messrs. Hagerty and Rao include 39,308,240 shares of Class A common stock and 1,516,342 shares of Class B common stock held by affiliates of THL.

(4)
Includes 433,874 shares of our Class A common stock held by the Thomas J. Sanzone Revocable Trust.

(5)
Includes 182,621 shares of our Class A common stock held by the Kirk Larsen Revocable Trust.

 CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

        The executive officers of the Company as of the date of this proxy statement are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table.

Name	Position with Black Knight	Age
William P. Foley, II	Executive Chairman of the Board	72
Thomas J. Sanzone	President and Chief Executive Officer	56
Kirk T. Larsen	Executive Vice President and Chief Financial Officer	45
Anthony Orefice	Executive Vice President and Chief Operating Officer	56
Michael L. Gravelle	Executive Vice President, General Counsel and Corporate Secretary	55

        Thomas J. Sanzone.    Mr. Sanzone has served as our President and Chief Executive Officer since December 2014 and served as the Chief Executive Officer of BKFS LLC since January 2014. Mr. Sanzone has more than 25 years of experience in the financial services industry and has served as chief information officer and chief administration officer at some of the world's largest global financial institutions. Prior to joining BKFS LLC, Mr. Sanzone was executive vice president at Booz Allen Hamilton from 2011 to 2013. Mr. Sanzone also served as chief administrative officer at Merrill Lynch from 2007 to 2009. Prior to Merrill Lynch, Mr. Sanzone served as Chief Information Officer and a member of the Executive Board at Credit Suisse, and in various roles at Citigroup and Salomon Brothers. Mr. Sanzone serves on the board of trustees of Hofstra University.

        Kirk T. Larsen.    Mr. Larsen has served as our Executive Vice President and Chief Financial Officer since December 2014 and served as the Chief Financial Officer of BKFS LLC since January 2014. Mr. Larsen also served as the Chief Financial Officer of ServiceLink from January 2014 to April 2015. Prior to joining BKFS LLC, Mr. Larsen served as the Corporate Executive Vice President, Finance and Treasurer of FIS from July 2013 until December 2013 and as Senior Vice President and Treasurer from October 2009 until July 2013. Mr. Larsen joined FIS with the acquisition of Metavante Technologies, Inc. He served as Treasurer and Vice President of Investor Relations of Metavante Corporation from February 2008 to October 2009 and as its Vice President, Financial Planning, Analysis and Investor Relations from August 2007 to February 2008. Prior to joining Metavante Corporation, Mr. Larsen was the Director, Investor Relations and Investments of Rockwell Automation, Inc. and held roles of increasing responsibility with Rockwell Automation, Inc. since 1999. Prior to joining Rockwell Automation, Inc. Mr. Larsen was an audit manager at Ernst & Young LLP.

        Anthony Orefice.    Mr. Orefice has served as our Executive Vice President and Chief Operating Officer since December 2014 and as Executive Vice President and Chief Operating Officer for BKFS LLC since January 2014. Prior to that, Mr. Orefice served as an associate partner at the technology consulting firm Booz Allen Hamilton from 2011 to 2013. Prior to that, Mr. Orefice served as Managing Director and Chief Operating Officer for Global Markets Technology at Bank of America Merrill Lynch, where he was responsible for Merrill Lynch's Corporate Technology platform from 2007 to 2009; and as Managing Director and Global Head of Prime Finance Technology at Citigroup, where he joined as Director of Fixed Income Sales and Ecommerce Technology.

        Michael L. Gravelle.    Mr. Gravelle has served as the Executive Vice President, General Counsel and Corporate Secretary of Black Knight since December 2014 and as the Executive Vice President, General Counsel and Corporate Secretary of BKFS LLC since January 2014. Mr. Gravelle has also served as Executive Vice President, General Counsel and Corporate Secretary of FNF since January 2010. Mr. Gravelle served in the capacity of Executive Vice President, Legal of FNF since May 2006 and Corporate Secretary of FNF since April 2008. Mr. Gravelle joined FNF in 2003, serving as Senior Vice President. Mr. Gravelle joined a subsidiary of FNF in 1993, where he served as Vice President, General Counsel and Secretary beginning in 1996 and as Senior Vice President, General Counsel and Corporate Secretary beginning in 2000. Mr. Gravelle also served as Executive Vice President, Chief Legal Officer and Corporate Secretary of FIS from January 2010 through January 2013, and Senior Vice President, General Counsel and Corporate Secretary of Remy International, Inc. from February 2013 through March 2015.

COMPENSATION DISCUSSION AND ANALYSIS AND EXECUTIVE AND
DIRECTOR COMPENSATION

Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        In this compensation discussion and analysis, we provide an overview of our approach to compensating our named executive officers in 2016, including the objectives of our compensation programs and the principles upon which our compensation programs and decisions are based. In 2016, our named executive officers were:

  •
  William P. Foley, II, Executive Chairman

  •
  Thomas J. Sanzone, President and Chief Executive Officer

  •
  Kirk T. Larsen, Executive Vice President and Chief Financial Officer

  •
  Anthony Orefice, Executive Vice President and Chief Operating Officer

  •
  Michael L. Gravelle, Executive Vice President, General Counsel and Corporate Secretary

EXECUTIVE SUMMARY

Financial Highlights

        2016 was an exceptional year for Black Knight as we delivered strong financial results, generating revenues of $1,026.0 million (representing growth of 10.2% compared to 2015), net earnings of $133.0 million (representing growth of 61.4% compared to 2015) and Adjusted EBITDA of $463.1 million (representing growth of 12.0% compared to 2015), driven by strong growth in our Servicing Technology and Origination Technology businesses and the benefit of lower interest expense following the refinancing that we completed in connection with our initial public offering in May 2015.

        Reflecting the strong financial results, significant new sales wins, and strength of our business model, our shares outperformed broad market and sector indices in 2016. The closing price of our stock on December 30, 2016 was $37.80, an increase of 14.3% above the closing price on December 31, 2015. These results compare to a total return of 12.0% for the S&P 500 and 12.0% for the S&P North American Technology Sector Index for the period from December 31, 2015 to December 30, 2016.

        Adjusted EBITDA is a non-GAAP financial measure. Please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" on pages 39 and 40 of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Our Compensation Programs are Driven by Our Business Objectives

        Our compensation committee believes it is important to reward our executives for strong performance in an industry with significant operational and regulatory challenges, and to incentivize them to continue to take actions to deliver strong results for our investors by expanding our client relationships, continuing to innovate our solutions set and pursuing new market opportunities. At the same time, our compensation committee believes it is important to disincentivize our executives from taking unnecessary risks. The compensation committee believes that our compensation programs are structured to foster these goals.

        We believe that our executive compensation programs are structured in a manner to support our Company and to achieve our business objectives. For 2016, our executive compensation approach was designed with the following goals:

  •
  Sound Program Design.  We designed our compensation programs to fit with our Company, our strategy and our culture. There are many facets and considerations that enter into this equation, some of which are discussed below in "—Compensation Best Practices." Consequently, we aim to deliver a sound compensation program, reflecting a comprehensive set of data points and supporting our success.

  •
  Pay for Performance.  We designed our compensation programs so that a substantial majority of our executives' compensation is tied to our performance. We used pre-defined performance goals under our cash-based Black Knight Financial Services Incentive Plan, or the Annual Incentive Plan, to make pay-for-performance the key driver of the cash compensation levels paid to our named executive officers. For 2016, the corporate performance measures for our Annual Incentive Plan included Adjusted Revenues and Adjusted EBITDA. These performance measures are key components in the way we and our investors view our operating success and are highly transparent and objectively determinable. To complement the Annual Incentive Plan, we used performance-based restricted stock awards in 2015 and 2016. These grants tie executives to our shareholder return and our operating performance over the long term. Also, these performance-based awards are linked to our executive stock ownership guidelines, where together the grants and the guidelines strongly promote long term stock ownership and provide direct alignment with our shareholders.

  •
  Competitiveness.  Total compensation is intended to be competitive in order to attract, motivate and retain highly qualified and effective executives who can build shareholder value over the long term. The level of pay our compensation committee sets for each named executive officer is influenced by the executive's leadership abilities, scope of responsibilities, experience, effectiveness, and individual performance achievements, as well as a detailed assessment of the compensation paid by our peers.

  •
  Incentive Pay Balance.  We believe the portion of total compensation contingent on performance should increase with an executive's level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial and strategic business results. Long-term incentive compensation opportunities should significantly outweigh short-term cash-based opportunities. Annual objectives should be compatible with sustainable long-term performance.

  •
  Investor Alignment and Risk Assumption.  We place a strong emphasis on delivering long-term results for our investors and clients and discourage excessive risk-taking by our executive officers.

  •
  Good Governance.  Good compensation governance plays a prominent role in our approach to compensation. As discussed in the next section, our compensation committee, our Executive Chairman, and our President and Chief Executive Officer review current trends in compensation governance and adopt policies that work for Black Knight.

        We believe it is important to deliver strong results for our investors and clients, and we believe our practice of linking compensation with corporate performance will help us to accomplish that goal.

Compensation Best Practices

        We take a proactive approach to compensation governance. Our compensation committee regularly reviews our compensation programs and makes adjustments that it believes are in the best interests of the Company and our investors. As part of this process, our compensation committee reviews compensation trends and considers current best practices, and makes changes in our compensation programs when the committee deems it appropriate, all with the goal of continually improving our approach to executive compensation. We are also committed to hearing and responding to the views of our shareholders. Throughout 2016, our officers met with investors on numerous occasions, both in group and one-on-one settings. The investors with whom we met in 2016 represented 5 of our top 15 shareholders, who collectively owned more than 85% of our shares as of December 31, 2016 (excluding shares owned by FNF and THL). At these meetings, our officers discuss a variety of topics, including our operational and stock performance, corporate governance and executive compensation matters. We report and discuss these meetings with our board or applicable board committees, as appropriate. Notable best practices that we have adopted include the following:

  •
  We set a high ratio of performance-based compensation to total compensation, and a low ratio of non-performance-based compensation, including fixed benefits, perquisites and salary, to total compensation.

  •
  The number and amount of perquisites provided to our named executive officers are minimal.

  •
  We adopted aggressive stock ownership guidelines and linked the guidelines to a holding period requirement for executives and directors who have not met the guidelines.

  •
  We do not provide income tax reimbursements on any form of executive compensation, such as executive perquisites, change in control compensation, or other payments.

  •
  We have a policy to clawback any overpayments of incentive-based or equity-based compensation that were attributable to restated financial results.

  •
  Our compensation committee sets maximum levels of awards payable under our Annual Incentive Plan, and our equity incentive plan has a limited award pool.

  •
  We do not permit the re-pricing of stock options or any equivalent form of equity incentive.

  •
  Our long-term equity incentive awards utilize a vesting schedule of at least three years, and under the proposed amendment and restatement of our omnibus incentive plan, awards granted under the amended and restated plan will vest no sooner than one-year after the grant date, except in the case of unanticipated, early vesting due to death, disability or a change in control, with a standard carveout for awards relating to no more than 5% of the plan's share reserve.

  •
  We use a performance-based vesting provision in restricted stock grants to our officers, including our named executive officers;

  •
  Our named executive officers' employment agreements do not contain multi-year guarantees for salary increases, non-performance-based bonuses or guaranteed equity compensation.

  •
  Employment agreements do not allow tax gross-ups for compensation paid due to a change of control and do not contain single trigger severance payment arrangements related to a change of control.

  •
  We only pay dividends or dividend equivalents on equity awards that vest.

  •
  We have separated the positions of Chief Executive Officer and Executive Chairman.

  •
  Our compensation committee uses an independent compensation consultant who reports solely to the compensation committee and does not provide separate services to management.

OVERVIEW OF OUR COMPENSATION PROGRAMS

Principal Components of Compensation

        We link a significant portion of each named executive officer's total annual compensation to performance goals that are intended to deliver measurable results. Executives are generally rewarded only when and if the pre-established performance goals are met or exceeded. We also believe that material ownership stakes for executives assist in aligning executives' interests with those of shareholders and strongly motivates executives to build long-term value. We structure our compensation programs to assist in creating this link.

        The following chart illustrates the principal elements of our named executive officer compensation program in 2016:

Fixed Compensation	Short-Term Incentives	Long-Term Incentives	Benefits
Base Salary	Annual Cash Incentive	Performance-Based Restricted Stock
Fixed cash component with annual merit increase opportunity based on individual performance results.	Annual cash award for profitability, growth and operating strength during the year.	Annual restricted stock grants with service and performance-based vesting conditions tied to operating strength and efficiency. Restricted stock vesting is also tied to our stock ownership guidelines to promote significant long term stock ownership.	Employee stock purchase plan; FNF 401(k) plan and deferred compensation plan (Mr. Gravelle only); and limited perquisites.
Link To Performance	Link To Performance	Link to Performance

Individual performance	Adjusted Revenues and Adjusted EBITDA	Adjusted EBITDA and Shareholder Returns

        The principal components of our executive compensation program for 2016 were base salaries, annual cash incentives under our Annual Incentive Plan, and long-term performance-based equity incentive awards. In 2016, our compensation committee placed heavy emphasis on the at-risk, performance-based components of performance-based cash incentives and performance-based equity incentive awards. The compensation committee determined the appropriate value of each component of compensation after considering each executive's level of responsibility, the individual skills, experience and potential contribution of each executive, and the ability of each executive to impact Company-wide performance and create long-term value. As shown in the table below, at least 63% of total compensation was based on performance-based incentives. Benefits comprised less than 3% of total compensation.

        The compensation committee believes a significant portion of an executive officer's compensation should be allocated to compensation that effectively aligns the interests of our executives with the long-term interests of our investors. In particular, with respect to Messrs. Foley and Sanzone, our compensation committee considered the critical role they play in our organization, especially with respect to achieving our strategic goals and long-term growth and success, and the paramount importance of retaining their services and continued focus and dedication. The structure and terms of the compensation provided to Messrs. Foley and Sanzone is also reflective of the role they play within our organization, with the substantial majority being performance-based contingent upon achievement of specified performance objectives.

Allocation of Total Compensation for 2016

        The following tables show the allocation of 2016 total compensation for our named executive officers, as reported in the Summary Compensation Table below, among the various components. The compensation committee believed this allocation to be appropriate after consideration of the factors described above.

Name	Salary	Performance- Based Restricted Stock	Annual Cash Incentive	Benefits & Other Compensation	Total Compensation	Performance Based Compensation(1)
Thomas J. Sanzone	8.7%	59.1%	31.7%	0.5%	100%	90.8%
Kirk T. Larsen	19.4%	44.5%	34.6%	1.5%	100%	79.1%
Anthony Orefice	35.2%	0.0%	63.0%	1.8%	100%	63.0%
William P. Foley, II	5.1%	60.1%	33.2%	1.6%	100%	93.3%
Michael L. Gravelle	20.2%	41.0%	36.1%	2.7%	100%	77.1%

(1)
Calculated from Total Compensation, less the amounts included in "Salary" and "Benefits and Other Compensation."

Executive Chairman
2016 Compensation Mix

 Average of Other
Named Executive Officers'
2016 Compensation Mix

Analysis of Compensation Components

        Note that the financial measures used as performance targets for our named executive officers described in this discussion are non-GAAP measures and differ from the comparable GAAP measures reported in our financial statements. We explain how we use these non-GAAP measures in our discussions about incentives below.

Base Salary

        Base salaries reflect the fixed component of the compensation for an executive officer's ongoing contribution to the operating performance of his or her area of responsibility. We provide Messrs. Foley, Sanzone, Larsen, Orefice and Gravelle with base salaries that are intended to provide them with a level of assured, regularly paid cash compensation that is competitive and reasonable. In February of 2016, Mr. Sanzone's base salary was increased from $650,000 to $750,000 per year based on an assessment of his performance and his importance to the company, the company's performance under his leadership, the increase in his responsibilities following our initial public offering, and to bring his salary closer to the 50th percentile of our peer group. In January 2016, Mr. Foley's base salary was increased from $212,500 to $600,000, reflecting his increased focus on Black Knight, in accordance with his amended and restated employment agreement. Mr. Foley receives an annual retainer of $780,000 and board meeting fees from FNF for his service as non-executive Chairman and his ServiceLink base salary has been eliminated. Mr. Gravelle, who also serves as Executive Vice President, General Counsel and Corporate Secretary of FNF, also receives a base salary of $352,000 from FNF. Our compensation committee reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers' positions or responsibilities. When establishing base salary levels, our compensation committee considers the peer compensation data provided by our compensation consultant, Strategic Compensation Group, LLC, or SCG, as well as a number of qualitative factors, including the named executive officer's experience, knowledge, skills, level of responsibility and performance.

Annual Performance-Based Cash Incentive

        In 2016, we awarded annual cash incentive opportunities to each executive officer under our Annual Incentive Plan. We use the Annual Incentive Plan to provide a form of at-risk, performance-based pay that is focused on achievement of critical, objectively measureable, financial objectives. These financial objectives are tied to our annual budget and our strategic planning process. It is reviewed in detail and approved by our board. The 2016 annual cash incentives were conditioned upon the achievement of pre-defined financial objectives for fiscal year 2016, which were determined by our compensation committee. The payout formula under our incentive plans are based on objective (and not subjective) criteria, except with regard to negative discretion, where the compensation committee has the authority to reduce (but not increase) an executive's incentive. The performance measures used under our incentive plans are formulaic, established by the compensation committee in writing not later than 90 days into the applicable performance period, and, as applicable, payment amounts are determined based on the audited and reported financial results.

        Our annual cash incentives play an important role in our approach to total compensation. They motivate participants to work hard and proficiently toward improving our operating performance and achieving our business plan for a fiscal year, and require that we achieve defined annual financial performance goals before participants become eligible for an incentive payout. We believe that achieving our financial objectives is a result of executing our business strategy, strengthening our services and solutions, improving client satisfaction and gaining new clients, and is important to delivering long-term value for our shareholders. In addition, the cash incentive program helps to attract and retain a highly qualified workforce and to maintain a market competitive compensation program.

        In the first quarter of 2016, our compensation committee approved the 2016 fiscal year financial performance objectives and a target incentive opportunity for our executive officers as well as the potential incentive opportunity range for threshold and maximum performance. No annual incentive payments are payable to an executive officer if the pre-established, threshold performance levels are not met, and payments are capped at the maximum performance payout level. Award targets under the Annual Incentive Plan were established by our compensation committee as described above for our executive officers as a percentage of each individual's base salary. Our executive officers' 2016 target percentages were the same as their 2015 target percentages, except that Mr. Foley's target percentage was increased from 225% to 250%, reflecting his increased focus on our business, in accordance with his amended and restated employment agreement.

        The amount of the annual incentives actually paid depends on the level of achievement of the pre-established goals as follows:

  •
  If threshold performance is not achieved, no incentive will be paid.

  •
  If threshold performance is achieved, the incentive payout will equal 50% of the executive officer's target incentive opportunity.

  •
  If target performance is achieved, the incentive payout will equal 100% of the executive officer's target incentive opportunity.

  •
  If maximum performance is achieved, the incentive payout will equal 200% of the executive officer's target incentive opportunity, except for Mr. Foley, whose maximum incentive payout is equal to 300% of his target incentive opportunity.

  •
  Between these levels, the payout is prorated.

        Threshold performance levels were established to challenge our executive officers. Maximum performance levels were established to limit annual incentive awards so as to avoid excessive compensation while encouraging executives to reach for performance beyond the target levels. An important tenet of our pay for performance philosophy is to utilize our compensation programs to motivate our executives to achieve performance levels that reach beyond what is expected of us as a Company.

        Target performance levels are intended to be difficult to achieve, but not unrealistic. The performance targets were based on discussions between management and our compensation committee. In setting 2016 performance metrics, our compensation committee considered the absolute performance with additional consideration given to prior year performance (with the 2016 target goals set above 2015 achievement) and the 2016 business plan.

        The 2016 performance metrics were Adjusted Revenues and Adjusted EBITDA, weighted 40% and 60%, respectively. For 2016, we replaced Adjusted Revenues growth with Adjusted Revenues because we thought it would be clearer and more readily understood if the goal were stated as the actual Adjusted Revenues figure, rather than as a comparison to prior year Adjusted Revenues. Achieving the Adjusted Revenues target still required growth in Adjusted Revenues from the prior year Adjusted Revenues. We replaced Adjusted EBITDA margin, which was based on our Adjusted EBITDA divided by Adjusted Revenues, with specified Adjusted EBITDA goals, due to a shift following our initial public offering from focusing on Adjusted EBITDA margin to achievement of absolute Adjusted EBITDA goals to enhance our enterprise valuation, and because we thought that expressing the Adjusted EBITDA goal as the actual targeted Adjusted EBITDA amount would be more readily understood by award recipients and our shareholders. These performance metrics are among the most important measures in evaluating the financial performance of our business, and they can have a significant effect on long-term value creation and the investing community's expectations. In the following table, we explain how we calculate the performance measures and why we use them.

Performance Measure	Weight	How Calculated	Reason for Use
Adjusted Revenues	40%	We define Adjusted Revenues as GAAP Revenues adjusted to include the revenues that were not recorded by Black Knight during the respective period due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. For annual incentive purposes, we also exclude the effect of acquisitions and divestitures.	Adjusted Revenues is an important measure of our growth, our ability to satisfy our clients and gain new clients and the effectiveness of our services and solutions. Adjusted Revenues is widely followed by investors.

Adjusted EBITDA	60%	We define Adjusted EBITDA as net earnings, with adjustments to reflect the addition or elimination of certain income statement items including, but not limited to (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) the deferred revenue purchase accounting adjustment recorded in accordance with GAAP; (v) equity-based compensation; (vi) charges associated with significant legal and regulatory matters; (vii) exit costs, impairments and other charges; (viii) costs associated with debt and equity offerings; (ix) acquisition-related costs; (x) discontinued operations and (xi) other expenses, net. For annual incentive purposes, we also exclude the effect of acquisitions and divestitures.	Adjusted EBITDA reflects our operating strength and efficiency. It also reflects our ability to convert revenue into operating profits for shareholders. Adjusted EBITDA is a common basis for enterprise valuation by investment analysts and is widely followed by investors.

        Adjusted Revenues and Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors in evaluating our overall financial performance. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

        Set forth below are the relative percentage weights of the 2016 performance metrics, the threshold, target and maximum performance levels for each performance metric and 2016 performance results. Our compensation committee set the Adjusted Revenue and Adjusted EBITDA targets for the 2016 incentives above 2015 actual results, reflecting the committee's commitment to using rigorous goals that incentivize and reward continued growth in these important measures. For information on the ranges of possible payments under our Annual Incentive Plan, see "—Grants of Plan-Based Awards" under the column "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards." Dollar amounts are in millions.

Performance Metric	Weight	Threshold	Target	Maximum	Performance Result(1)	Payout Factor
Adjusted Revenues	40%	$990.0	$1,000	$1,010.0	$1,009.5	195%
Adjusted EBITDA	60%	$438.0	$449.2	$460.4	$456.8	168%

(1)
As noted above, excludes the effects of acquisitions and divestitures in 2016.

        For 2016, we assigned a relative percentage weight of 40% to the Adjusted Revenues performance metric and 60% to the Adjusted EBITDA performance metric. The percentage weight of each performance metric equates to the maximum percentage of incentive awards payable upon achieving the threshold, target or maximum performance level determined for such performance metric. The relative percentage weights for the performance metrics sum to 100%, and therefore 100% of the annual incentive awards would potentially be payable if target performance levels were achieved for both of the 2016 performance metrics.

        The table below shows each named executive officer's 2016 target incentive opportunity and the amounts actually paid under the Annual Incentive Plan.

Name	2016 Base Salary	2016 Annual Incentive Target	2016 Incentive Pay Target	Actual Performance Multiplier	2016 Total Incentive Earned
Thomas J. Sanzone	$750,000	200%	$1,500,000	178.7%	$2,680,500
Kirk T. Larsen	$435,000	100%	$435,000	178.7%	$777,345
Anthony Orefice	$425,000	100%	$425,000	178.7%	$759,475
William P. Foley, II	$600,000	250%	$1,500,000	257.4%	$3,861,000
Michael L. Gravelle	$148,000	100%	$148,000	178.7%	$264,476

Long-Term Equity Incentives

Performance-Based Restricted Stock

        We typically approve our long-term equity incentive awards during the first quarter as the compensation committee begins its consideration of our compensation strategy for the year. In February 2016, we used our Omnibus Incentive Plan to grant long-term incentive awards to our executive officers (other than Mr. Orefice who received a long-term incentive award in December 2015) in the form of performance-based restricted stock. The performance-based restricted stock awards granted in 2016 vest over four years (three years for Mr. Foley) based on continued employment with us and provided we achieve a performance target of Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016. The Adjusted EBITDA goal of $413 million was consistent with our 2015 actual Adjusted EBITDA. The awards were designed with a primary objective of creating a long-term retention incentive, the value of which is tied to our stock price performance, and a secondary objective of requiring that management achieve Adjusted EBITDA results that were equal to or better than the prior year performance.

        We achieved Adjusted EBITDA, adjusted as described above for purposes of the awards, of $456.8 million for this period. We selected Adjusted EBITDA because it is one of the most important measures in evaluating our operating strength and efficiency. It also reflects our ability to convert revenue into operating profits for shareholders and our progress toward achieving our long-term strategy. It is a key measure used by investors and has a significant effect on our long-term stock price. If the performance target is not met, then none of the shares will vest and the award will be forfeited. For our performance-based restricted stock, Adjusted EBITDA is calculated as noted above, under "Annual Performance-Based Cash Incentive."

        Credit is provided for dividends paid on unvested shares, but payment of those dividends is subject to the same vesting requirements as the underlying shares—in other words, if the underlying shares do not vest, the dividends are forfeited. We have not paid any cash dividends to date and have no current plans to pay any cash dividends for the foreseeable future.

We Promote Long-Term Stock Ownership for our Executives

        Our named executive officers and our board of directors maintain significant long-term investments in our Company. Collectively, as reported in the table "Security Ownership of Management and Directors," they beneficially own an aggregate of 6,780,330 shares of our Class A common stock (excluding shares owned by THL), which represents 9.7% of our outstanding Class A common stock and 4.4% of our total common shares entitled to vote. The fact that our executives and directors hold such a large investment in our shares is part of our Company culture and our compensation philosophy. Management's sizable investment in our shares aligns their economic interests directly with the interests of our shareholders, and their wealth will rise and fall as our share price rises and falls. This promotes teamwork among our management team and strengthens the team's focus on achieving long-term results and increasing shareholder return.

        We have formal stock ownership guidelines for all corporate officers, including our named executive officers and members of our board of directors. The guidelines were established to encourage such individuals to hold a multiple of their base salary (or annual retainer) in our common stock and, thereby, align a significant portion of their own economic interests with those of our shareholders.

        The guidelines call for the executive to reach the ownership multiple within four years. Shares of restricted stock and gain on stock options count toward meeting the guidelines. The guidelines, including those applicable to non-employee directors, are as follows:

Position	Minimum Aggregate Value
Executive Chairman and Chief Executive Officer	7 × base salary
Other Executive Officers	2 × base salary
Members of the Board	5 × annual cash retainer

        Each of our named executive officers and non-employee directors met these stock ownership guidelines as of December 31, 2016. The ownership levels are shown in the "Security Ownership of Management and Directors" table above.

Benefit Plans

        We provide retirement and other benefits to our U.S. employees under a number of compensation and benefit plans. Our named executive officers generally participate in the same compensation and benefit plans as our other executives and employees. In addition, our named executive officers are eligible to participate in broad-based health and welfare plans. We do not offer pensions or supplemental executive retirement plans for our named executive officers.

        401(k) Plan.    FNF sponsors a defined contribution savings plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code, which all of our employees in the United States, including our named executive officers, are eligible to participate in. The plan contains a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 40% of their eligible compensation, but not more than statutory limits, generally $18,000 in 2016.

        A participant may receive the value of his or her vested account balance upon termination of employment. A participant is always 100% vested in his or her voluntary contributions. Vesting in matching contributions, if any, occurs proportionally each year over three years based on continued employment with us.

        Employee Stock Purchase Plan.    We maintain an employee stock purchase plan, or ESPP, through which our executives and employees can purchase shares of our common stock through payroll deductions and through matching employer contributions. At the end of each calendar quarter, we make a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. For officers, including our named executive officers, matching contributions are equal to 1/2 of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution was made. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market. For information regarding the matching contributions made to our named executive officers in 2016 see "—Summary Compensation Table" under the column "All Other Compensation" and the related footnote.

        Deferred Compensation Plan.    Our named executive officers are eligible to defer receipt of their compensation under FNF's nonqualified deferred compensation plan. Only Mr. Gravelle elected to defer 2016 compensation under an FNF deferred compensation plan. A description of FNF's deferred compensation plan and Mr. Gravelle's deferrals under the plan can be found in the Nonqualified Deferred Compensation Table and accompanying narrative. See "—Nonqualified Deferred Compensation."

        Health and Welfare Benefits.    We sponsor various broad-based health and welfare benefit plans for our employees. We provide all our employees, including our named executive officers, with basic life insurance and the option for additional life insurance. The taxable portion of the premiums on this additional life insurance for our named executive officers is reflected below under "—Summary Compensation Table" under the column "All Other Compensation" and related footnote.

        Other Benefits.    We provide few perquisites to our executives. In general, the perquisites provided are intended to help our executives be more productive and efficient and to protect us and the executive from certain business risks and potential threats. The compensation committee regularly reviews the perquisites provided to our executive officers. Further detail regarding executive perquisites in 2016 can be found in the "—Summary Compensation Table" under the column "All Other Compensation" and the related footnote.

Employment Agreements and Post-Termination Compensation and Benefits

        We have entered into employment agreements with our named executive officers. These agreements provide us and the executives with certain rights and obligations following a termination of employment, and in some instances, following a change of control. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in the event of certain termination events. In April of 2016, we amended the employment agreements to provide for vesting of unvested equity awards upon a termination of employment due to the employee's death or disability. Our compensation committee considered this change to be appropriate and in keeping with market practice. For a discussion of the material terms of the agreement, see the narrative following "—Grants of Plan-Based Awards" and "—Potential Parachute Payments Upon Termination or Change in Control."

ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANT AND EXECUTIVE OFFICERS

        Our compensation committee is responsible for reviewing, approving and monitoring all compensation programs for our named executive officers. Our compensation committee is also responsible for administering our annual cash incentives under our Annual Incentive Plan, our Omnibus Incentive Plan and approving individual grants and awards under those plans for our executive officers.

        Our compensation committee engaged SCG, an independent compensation consultant, to conduct an annual review of our compensation programs for our named executive officers and other key executives and our board of directors. SCG was selected, and its fees and terms of engagement were approved, by our compensation committee. SCG reported directly to the compensation committee, received compensation only for services related to executive compensation issues and neither it nor any affiliated company provided any other services to

us. In March 2016, the compensation committee reviewed the independence of SCG in accordance with the rules of the NYSE regarding the independence of consultants to the compensation committee, and affirmed the consultant's independence.

        Our Executive Chairman, Mr. Foley, participated in the 2016 executive compensation process by making recommendations with respect to equity-based incentive compensation awards and Mr. Sanzone's compensation generally. Our President and Chief Executive Officer, Mr. Sanzone, made recommendations with respect to his direct reports. In addition, Mr. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, coordinated with our compensation committee members and the consultant in preparing the committee's meeting agendas and, at the direction of the committee, assisted SCG in gathering our financial information and information on our executives' existing compensation arrangements for inclusion in SCG's reports to our compensation committee. Our executive officers do not make recommendations to our compensation committee with respect to their own compensation.

        While our compensation committee carefully considers the information provided by, and the recommendations of, SCG and the individuals who participate in the compensation process, our compensation committee retains complete discretion to accept, reject or modify any compensation recommendations.

Establishing Executive Compensation Levels

        We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills necessary for building long-term value, motivate our executives to perform at a high level and reward outstanding achievement, our executives' compensation levels are set at levels that our compensation committee believes to be competitive in our market.

        When determining the amount of the various compensation components that each of our named executive officers would receive, our compensation committee considered a number of important qualitative and quantitative factors including:

  •
  the executive officer's experience, knowledge, skills, level of responsibility and potential to influence our Company's performance;

  •
  the business environment and our business objectives and strategy;

  •
  the executive's ability to impact the Company's achievement of the goals for which the compensation program was designed, including achieving the Company's long-term financial goals and increasing shareholder value;

  •
  market compensation data provided by the compensation committee's compensation consultant, with a focus on the 50th percentile; and

  •
  other corporate governance and regulatory factors related to executive compensation, including discouraging our named executive officers from taking unnecessary risks.

        Our compensation decisions are not formulaic, and the members of our compensation committee did not assign precise weights to the factors listed above. Our compensation committee utilized their individual and collective business judgment to review, assess and approve compensation for our named executive officers. For instance, with respect to Messrs. Foley and Sanzone, our compensation committee considered, as it did when structuring all of their compensation arrangements, the material role they play in our organization, their personal financial positions, and the importance of retaining their services and continued focus and dedication. Our compensation committee recognizes Mr. Foley's and Mr. Sanzone's knowledge of, and history and experience in, our industry and our organization, and the key role they have played, and continue to play, in developing and implementing our short-term and long-term business strategies. The relative size of Mr. Foley's and Mr. Sanzone's incentives is reflective of our compensation committee's subjective assessment of the value they add to our organization and its success. The structure and terms of the compensation provided to Mr. Foley and Mr. Sanzone is also reflective of the role they play within our organization, with the majority being performance-based. We believe that the cost of these incentives is outweighed by the immediate and long-term benefits we and our shareholders stand to gain by having Messrs. Foley and Sanzone dedicated, focused and materially aligned financially with our success. Additionally, the Chairman of our compensation committee is also the Chairman of FNF's compensation committee, and our compensation committee considers the services Messrs. Foley and Gravelle provide to, and the compensation they receive from, FNF.

        To assist our compensation committee, SCG conducts marketplace reviews of the compensation we pay to our executive officers. It gathers marketplace compensation data on total compensation, which consists of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, overhang and dilution from our Omnibus Incentive Plan, compensation levels as a percent of revenue, pay mix and other key statistics. This data is collected and analyzed twice during the year, once in the first quarter and again in the fourth quarter. The marketplace compensation data provides a point of reference for our compensation committee, but our compensation committee ultimately makes subjective compensation decisions based on all of the factors described above.

        For 2016, SCG used two marketplace data sources: (1) general industry companies with revenues between $900 million and $1.5 billion and (2) compensation information for a group of companies, or the peer group. The peer group was based on a revenue range of 1/2 to 2 times our projected 2016 revenue (which at the time was estimated to be about $1 billion), industry focus, nature and complexity of operations, and because they compete with us for business and/or executive talent.

        In addition to the compensation surveys, SCG gathers compensation practices data from independent sources. That data is helpful to the compensation committee when reviewing the executive compensation practices used by Black Knight.

        The 2016 peer group was consistent with the peer group used by the compensation committee in 2015, except that Solera Holdings, Inc. and Wex, Inc. were deleted because the industry focus and nature of operations are materially different than BKFS, and because those companies do not compete with BKFS. Global Payments, Inc. and Microstrategy, Inc. were added. The 2016 peer group consisted of:

Broadridge Financial	Informatica Corp.
Corelogic, Inc.	Microstrategy, Inc.
Equifax, Inc.	MSCI, Inc.
Euronet Worldwide	SS&C Technologies
Fair Isaac Corp.	Total System Services
Fleetcor	Vantiv, Inc.
Global Payments, Inc.	Verint Systems, Inc.
Heartland Payment	Verisk Analytics, Inc.
Jack Henry & Associates, Inc.
IHS, Inc.

        The revenue range of these companies at that time was between $580 million and $2.78 billion, with median revenue of $1.54 billion. This compares to our 2016 revenue estimate at that time of about $1 billion.

        We primarily focused on the 50th percentile of the data when considering what our named executive officers' 2016 target total compensation levels should be.

        The marketplace compensation information in this discussion is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

HEDGING AND PLEDGING POLICY

        In order to more closely align the interests of our directors and executive officers with those of our shareholders and to protect against inappropriate risk taking, we maintain a hedging and pledging policy, which prohibits our executive officers and directors from engaging in hedging or monetization transactions with respect to our securities, engaging in short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct or holding Black Knight securities in margin accounts or pledging them as collateral for loans without our approval. The policy was originally effective in April 2015. In July 2016, the Board approved a pledge of Black Knight Class A stock by one Board member, who confirmed that he was able to repay the related loans without resort to the pledged Black Knight shares.

CLAWBACK POLICY

        In July 2016, our compensation committee adopted a policy to recover any incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. No clawbacks were made in 2016.

TAX AND ACCOUNTING CONSIDERATIONS

        Our compensation committee considers the effect of tax and accounting treatments when determining executive compensation.

        Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers. There is, however, an exception for certain performance-based compensation. Our compensation committee takes the deduction limitation under Section 162(m) into account when structuring and approving awards under our plans. However, our compensation committee may approve compensation that will not meet these requirements.

        Our compensation committee also considers the accounting effect when structuring and approving awards. We account for share-based payments, including long-term incentive grants, in accordance with Accounting Standards Codification (ASC) Topic 718, which governs the appropriate accounting treatment of share-based payments under generally accepted accounting principles (GAAP).

2016 SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

        At our 2016 annual meeting of shareholders, we held a non-binding advisory vote, also called a "say on pay" vote, on the compensation of our named executive officers as disclosed in the 2016 proxy statement. A majority of our shareholders approved our "say on pay" proposal, with 99% of the votes cast in favor of the proposal.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Richard N. Massey (Chairman)
Thomas M. Hagerty

Executive Compensation

        The following table contains information concerning the cash and non-cash compensation awarded to or earned by our named executive officers for the years indicated.

Summary Compensation Table

        The following table sets forth certain information with respect to compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our

three other most highly compensated executive officers for the year ended December 31, 2016 (together, our named executive officers).

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas J. Sanzone,	2016	736,923	—	5,000,003	2,680,500	39,622	8,457,048
President and Chief	2015	650,000	500,000	—	1,898,000	18,147	3,066,147
Executive Officer	2014	650,000	—	7,324,996	9,534,900	3,535	17,513,431
Kirk T. Larsen,	2016	435,000	—	999,995	777,345	33,202	2,245,542
Executive Vice	2015	367,664	350,000	—	536,790	19,380	1,273,834
President and Chief	2014	217,500	—	1,786,664	2,225,378	40	4,229,582
Financial Officer
Anthony Orefice,	2016	425,000	—	—	759,475	22,155	1,206,630
Executive Vice	2015	418,077	—	2,006,940	620,500	6,125	3,051,642
President and Chief	2014	400,000	—	446,666	2,035,500	183	2,882,349
Operating Officer
William P. Foley, II,	2016	592,568	—	6,999,993	3,861,000	191,296	11,644,857
Executive	2015	212,500	—	—	918,000	10,375	1,140,875
Chairman	2014	212,500	—	11,166,668	6,645,431	21,982	18,046,581
Michael L. Gravelle,	2016	148,000	—	299,987	264,476	19,793	732,256
Executive Vice	2015	148,000	750,000	—	216,080	17,838	1,131,7918
President, General	2014	70,400	—	223,333	203,510	13,323	510,566
Counsel and
Corporate
Secretary

(1)
Amounts are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary under our ESPP, or under FNF's 401(k) plan or deferred compensation plan.

(2)
Represents the grant date fair value of performance-based restricted stock award granted on February 3, 2016, computed in accordance with ASC Topic 718, Compensation—Stock Compensation, excluding forfeiture assumptions. See the Grants of Plan-Based Awards table for details regarding the award. Assumptions used in the calculation of this amount are included in Footnote 13 to our Audited Consolidated Financial Statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2017.

(3)
Amounts shown for 2016 represent performance-based amounts earned as annual cash incentives under our Annual Incentive Plan.

(4)
Amounts shown for 2016 include matching contributions under our ESPP or under FNF's 401(k) plan, life insurance premiums paid by us, health insurance fees paid by us under the executive medical plan and personal use of corporate aircraft, as set forth below.

2016 ($)	Sanzone	Larsen	Orefice	Foley*	Gravelle*
401(k) Matching Contributions	5,963	5,963	5,963	5,963	1,765
ESPP Matching Contributions	—	27,104	—	3,065	2,163
Life Insurance Premiums	387	135	387	297	—
Executive Medical	—	—	—	34,631	15,865
Personal Airplane Use	33,272	—	15,805	147,340	—

Total	39,622	33,202	22,155	191,296	19,793

*
Amounts represent Black Knight's reimbursements to FNF for Black Knight's portion of the benefits for Mr. Gravelle and for personal airplane use for Mr. Foley.

Grants of Plan-Based Awards

        The following table sets forth information concerning awards granted to the named executive officers during the fiscal year ended December 31, 2016.

						Estimated Future Payments under Equity Incentive Plan Awards (g) Target (#)(2)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				(h) Grant Date Fair Value of Restricted Stock Awards ($)(3)
(a) Name	(b) Grant Date	(c) Award Type	(d) Threshold ($)	(e) Target ($)	(f) Maximum ($)
Thomas J. Sanzone	N/A	Annual Incentive Plan	750,000	1,500,000	3,000,000		—
	02/03/16	Performance-Based	—	—	—	176,741	5,000,003
		Restricted Stock
Kirk T. Larsen	N/A	Annual Incentive Plan	217,500	435,000	870,000		—
	02/03/16	Performance-Based	—	—	—	35,348	999,995
		Restricted Stock
Anthony Orefice	N/A	Annual Incentive Plan	212,500	425,000	850,000		—
William P. Foley, II	N/A	Annual Incentive Plan	750,000	1,500,000	4,500,000		—
	02/03/16	Performance-Based	—	—	—	247,437	6,999,993
		Restricted Stock
Michael L. Gravelle	N/A	Annual Incentive Plan	74,000	148,000	296,000		—
	02/03/16	Performance-Based	—	—	—	10,604	299,987
		Restricted Stock

(1)
With respect to our performance-based Annual Incentive Plan, amounts reflect potential payments to be made under our Annual Incentive Plan for fiscal 2016. The amounts shown in the Threshold column reflect the amount payable if the threshold level of performance is achieved, which is 50% of the target amount shown in the Target column. The amount shown in the Maximum column is 200% of such target amount for all executives other than Mr. Foley, and 300% of such amount for Mr. Foley. Target amounts, as a percentage of base salary, for each of our named executive officers under our Annual Incentive Plan are as follows: Mr. Sanzone 200%, Mr. Orefice 100%, Mr. Larsen 100%, Mr. Foley 250%, and Mr. Gravelle 100%.

(2)
The amounts shown in column (g) represent the number of shares of performance-based restricted stock granted on February 3, 2016 under our Omnibus Incentive Plan, which are subject to Black Knight meeting an Adjusted EBITDA goal. These awards are also subject to time-based vesting over four years (three years for Mr. Foley) based on continued employment.

(3)
Represents the grant date fair value of restricted stock award based upon a $28.29 per share grant date fair value.

Outstanding Equity Awards at Year End

        The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers at December 31, 2016.

Outstanding Restricted Stock Awards at Fiscal Year End

Name	Grant Date	Number of Shares That Have Not Vested (#)(1)	Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(2)
Thomas J. Sanzone	01/09/14	315,939	11,942,494	—	—
	10/29/14	248,935	9,409,743	—	—
	02/03/16	—	—	176,741	6,680,810
Kirk T. Larsen	01/09/14	168,501	6,369,338	—	—
	02/03/16	—	—	35,348	1,336,154
Anthony Orefice	01/09/14	42,125	1,592,325	—	—
	12/21/15	—	—	62,000	2,343,600
William P. Foley, II	01/09/14	—	—	—	—
	02/03/16	—	—	247,437	9,353,119
Michael L. Gravelle	01/09/15	42,124	1,592,287	—	—
	02/03/16	—	—	10,604	400,831

(1)
Restricted stock awards issued in exchange for profits interest awards originally issued by BKFS LLC in connection with the IPO that vest over a period of three years, with 50% vesting on the second anniversary of the grant and the remaining 50% vesting on the third anniversary of the grant, subject to the continued service of the award holder. Effective July 19, 2016, these restricted stock awards were amended to provide for immediate vesting of the portion of the restricted stock award that would have vested during the 12 months following a termination without cause or for good reason.

(2)
Market values are based on the December 30, 2016 closing price for our common stock of $37.80 per share.

(3)
Restricted stock awards that vest over four years (three years for Messrs. Foley and Orefice), subject to (i) Black Knight achieving Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016 (Adjusted EBITDA, as adjusted for purposes of the awards, of $456.8 million was achieved for this period), and (ii) the continued service of the award holder.

Outstanding ServiceLink Grant Unit Awards at Fiscal Year End

        In 2014, when our named executive officers received the profits interest awards originally issued by BKFS LLC, they each also received equivalent awards of profits interests of ServiceLink, or ServiceLink Grant Units, to foster cooperation, shared selling and a cohesive set of business goals and values between Black Knight and ServiceLink. The ServiceLink

Grant Units are subject to the same vesting terms as the restricted stock awards that were issued in exchange for the BKFS LLC profits interest awards.

Name	Grant Date	Number of Grant Units That Have Not Vested (#)(1)	Market Value of Grant Units That Have Not Vested ($)(2)
Thomas J. Sanzone	01/09/14	416,667	—
	10/29/14	416,667	—
Kirk T. Larsen	01/09/14	222,222	—
Anthony Orefice	01/09/14	55,556	—
William P. Foley, II	01/09/14	2,777,778	—
Michael L. Gravelle	01/09/14	55,556	—

(1)
The Grant Units vest over a period of three years, with 50% having vested on the second anniversary of the grant date and the remaining 50% vesting on the third anniversary of the grant date, subject to the continued service of the award holder. This column reflects the unvested units as of December 31, 2016.

(2)
These reflect the redemption value of the unvested ServiceLink Grant Units on December 31, 2016, as determined in an independent valuation conducted in connection with ServiceLink's repurchase of vested profits interests from former employees.

        The following table sets forth information concerning each vesting of restricted stock during the fiscal year ended December 31, 2016 for each of the named executive officers on an aggregated basis:

	Stock Vested Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas J. Sanzone	564,874	19,197,258
Kirk T. Larsen	168,500	5,100,495
Anthony Orefice	42,125	1,275,124
William P. Foley, II	—	—
Michael L. Gravelle	42,123	1,275,063

Nonqualified Deferred Compensation

        FNF sponsors a nonqualified deferred compensation plan in which some of our employees, including our named executive officers, were eligible to participate in 2016. Only Mr. Gravelle elected to defer some of his 2016 compensation under the plan.

        Under FNF's nonqualified deferred compensation plan, participants can defer up to 75% of their base salary and 100% of their monthly, quarterly and annual incentives, subject to a minimum deferral of $16,500. Deferral elections are made during specified enrollment periods. Deferrals and related earnings are not subject to vesting conditions.

        Upon retirement, which generally means separation of employment after attaining age sixty, an individual may elect either a lump-sum withdrawal or installment payments over 5, 10 or 15 years. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a five-year period. Account balances less than the applicable Internal Revenue Code Section 402(g) limit will be distributed in a lump-sum. Participants can elect to receive in-service distributions in a plan year designated by the participant, and these amounts will be paid within two and one-half months from the close of the plan year in which they were elected to be paid. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.

        Plan participation continues until termination of employment. Participants will receive their account balance in a lump-sum distribution if employment is terminated within two years after a change in control.

        In accordance with Section 409A of the Internal Revenue Code, modification to a participant's payment elections may be made upon the following events:

  •
  Retirement: Participants may modify the distribution schedule for a retirement distribution from a lump-sum to annual installments or vice versa. However, a modification to the form of payment requires that the payment(s) commence at least five years after the participant's retirement, and this election must be filed with the administrator at least 12 months prior to retirement.

  •
  In-service Distributions: Participants may modify each in-service distribution date by extending it by at least five years. However, participants may not accelerate the in-service distribution date, and this election must be filed with the administrator at least 12 months prior to the scheduled in-service distribution date.

        The table below describes the contributions made to Mr. Gravelle's account under the FNF nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael L. Gravelle	70,000	—	43,949	—	414,256

Employment Agreements

        We have entered into employment agreements with our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found under "—Potential Payments Upon Termination or Change of Control" below.

William P. Foley, II

        We entered into an amended and restated three-year employment agreement with Mr. Foley, effective January 8, 2016, to serve as our Executive Chairman, with a provision for automatic annual extensions beginning on January 8, 2017 and continuing thereafter unless either party provides timely notice that the term should not be extended. The employment agreement provides that we will pay Mr. Foley a base salary of no less than $600,000 per year, and that Mr. Foley is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan. Under the agreement, Mr. Foley's annual cash incentive target shall be no less than 250% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Foley is entitled to the benefits we provide to our other employees generally except medical benefits, which he receives from FNF. Mr. Foley is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee (provided that the grant date fair value of each annual grant shall be at least $7,000,000).

        Mr. Foley's employment agreement also provides that, if any payments or benefits to be paid to Mr. Foley pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Foley may elect for such payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the Internal Revenue Code; and that if Mr. Foley does not elect to have such payments so reduced, Mr. Foley is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

        Mr. Foley's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under "—Potential Payments Upon Termination or Change of Control" below.

        Concurrently with entering into the employment agreement with us, Mr. Foley also entered into a new director services agreement with FNF and a letter agreement with ServiceLink. These agreements contain cross-termination provisions under which a termination for any reason under one of the agreements will constitute termination under the other for the same reason.

Thomas J. Sanzone

        We entered into a three-year amended and restated employment agreement with Mr. Sanzone, effective January 3, 2014, to serve as our Chief Executive Officer and President, with a provision for automatic annual extensions on the second anniversary of the effective date and for an additional year each anniversary thereafter unless either party gives written notice to the other not to extend the employment term at least 90 days prior to the conclusion of the then-current employment term. The employment agreement provides that we will pay Mr. Sanzone a base salary of no less than $650,000 per year, and that Mr. Sanzone is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. For the period from January 3, 2014 through the remainder of his employment term, Mr. Sanzone's target bonus is set at 200% of his base salary, with a maximum of up to 400% of his base salary. Mr. Sanzone is entitled to the benefits we provide to our other employees generally.

        Mr. Sanzone's employment agreement also provides that, if any payments or benefits to be paid to Mr. Sanzone pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Sanzone may elect for such payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the Internal Revenue Code; and

that if Mr. Sanzone does not elect to have such payments so reduced, Mr. Sanzone is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

        Mr. Sanzone's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under "—Potential Payments Upon Termination or Change of Control" below.

Kirk T. Larsen

        We entered into an amended and restated employment agreement with Mr. Larsen, effective April 23, 2015, to serve as our Chief Financial Officer. Effective March 17, 2016, we entered into an amendment to Mr. Larsen's employment agreement, which provides for a three-year term ending on March 17, 2019, with a provision for automatic annual extensions beginning on March 17, 2018 and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Larsen's minimum annual base salary is $435,000 and Mr. Larsen is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. For the period from January 3, 2014 through the remainder of his employment term, Mr. Larsen's target bonus is set at 100% of his base salary, with a maximum of up to 200% of his base salary. Mr. Larsen is entitled to the benefits we provide to our other employees generally. Mr. Larsen's employment agreement also provides that, if any payments or benefits to be paid to Mr. Larsen pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Larsen may elect for such payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the Internal Revenue Code; and that if Mr. Larsen does not elect to have such payments so reduced, Mr. Larsen is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

        Mr. Larsen's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under "—Potential Payments Upon Termination or Change of Control" below.

Anthony Orefice

        We entered into an amended and restated employment agreement with Mr. Orefice, effective January 3, 2014, to serve as our Executive Vice President and Chief Operating Officer. Effective January 3, 2016, we entered into an amendment to Mr. Orefice's employment agreement, which provides for a three-year term ending on January 3, 2019, with a provision for automatic annual extensions beginning on January 3, 2018 and continuing thereafter unless either party provides timely notice that the term should not be extended. The employment agreement provides that we will pay Mr. Orefice a base salary of no less than $400,000 per year and that Mr. Orefice is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. On September 2, 2014, we entered into an amendment to Mr. Orefice's employment agreement which set his target bonus at 100% of his base salary, with a maximum of up to 200% of his base salary for the period from January 3, 2014 through the remainder of his employment term. Mr. Orefice is entitled to the benefits we provide to our other employees generally.

        Mr. Orefice's employment agreement also provides that, if any payments or benefits to be paid to Mr. Orefice pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Orefice may elect for such payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the Internal Revenue Code; and that if Mr. Orefice does not elect to have such payments so reduced, Mr. Orefice is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

        Mr. Orefice's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under "—Potential Payments Upon Termination or Change of Control" below.

Michael L. Gravelle

        We entered into a three-year employment agreement with Mr. Gravelle, effective March 1, 2015, to serve as our Executive Vice President, General Counsel and Corporate Secretary. Under the terms of the agreement, Mr. Gravelle's minimum annual base salary is $148,000, and Mr. Gravelle is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan (including a bonus for the full 12-month period for calendar year 2015), with amounts payable depending on performance relative to targeted results. For the period from March 1, 2015 through the remainder of his employment term, Mr. Gravelle's target bonus is set at 100% of his base salary, with a maximum of up to 200% of his base salary. Mr. Gravelle is entitled to the benefits we provide to our other employees generally.

        Mr. Gravelle's employment agreement also provides that, if any payments or benefits to be paid to Mr. Gravelle pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Gravelle may elect for such payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the Internal Revenue Code; and that if Mr. Gravelle does not elect to have such payments so reduced, Mr. Gravelle is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

        Mr. Gravelle's employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under "—Potential Payments Upon Termination or Change of Control" below.

Potential Payments Upon Termination or Change of Control

        In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change of control. The amounts described in this section reflect amounts that would have been payable under (i) our plans, and (ii) where applicable with respect to the named executive officers, their employment agreements if their employment had terminated on December 31, 2016.

        For the named executive officers, the types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change of control without a termination of employment. The actual payments and benefits that would be provided upon a termination of employment would be based on the named executive officers' compensation and benefit levels at the time of the termination of employment.

        For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our domestic salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees.

Potential Payments under Employment and Award Agreements

        As discussed above, we have entered into employment agreements with our named executive officers. The agreements provide for the payment of severance benefits following certain termination events. Following is a summary of the payments and benefits that the named executive officers would receive in connection with various employment termination scenarios.

Termination without Cause or by the Executive for Good Reason

        Under the terms of each employment agreement, if the executive's employment is terminated by us for any reason other than for cause and not due to death or disability, or by the executive for good reason (or, in the case of Mr. Foley, because he is not nominated to run for re-election as chairman of the board, is nominated, but does not receive enough votes to be re-elected to the board, or is removed as chairman of the board for reasons other than cause) then the executive is entitled to receive:

  •
  any accrued obligations, which includes any earned but unpaid base salary and annual bonus payments relating to the prior year and any unpaid expense reimbursements;

  •
  a prorated annual bonus based on the actual incentive the named executive officer would have earned for the year of termination;

  •
  a lump-sum payment equal to a percentage (300% in the case of Mr. Foley, 100% in the case of Mr. Sanzone, 200% in the case of Messrs. Larsen and Gravelle and 50% in the case of Mr. Orefice), of the sum of the executive's (a) annual base salary and (b) the target bonus opportunity in the year in which the termination of employment occurs or, in the case of Mr. Foley, the highest annual bonus paid to Mr. Foley within the preceding three years if such amount is higher than his target annual bonus opportunity;

  •
  the right to convert any life insurance provided by us into an individual policy, plus a lump sum cash payment equal to thirty-six months of premiums;

  •
  other COBRA coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments; and

  •
  in the case of Mr. Foley, all stock option, restricted stock, profits interest and other equity-based incentive awards granted by us or ServiceLink that were outstanding but not vested as of the date of termination become immediately vested and/or payable, as the case may be, unless the equity incentive awards are based upon satisfaction of performance criteria and not based solely on the passage of time, in which case they remain subject to the applicable performance-based vesting conditions.

        Additionally, the Black Knight restricted stock awards that were granted in exchange for BKFS LLC profits interest awards granted in 2014 were amended in August of 2016 to provide that, in the event of a termination of employment without cause or by the employee for good reason, all shares remaining subject to restriction that would have vested within 12 months following such termination event will vest upon termination.

Termination Due to Death or Disability

        If the executive's employment terminates due to death or disability, the executive, or his estate, will receive the following:

  •
  any accrued obligations, which includes any earned but unpaid base salary and annual bonus payments relating to the prior year and any unpaid expense reimbursements,

  •
  a prorated annual bonus based on (a) the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined and (b) the fraction of the year the executive was employed, or in the case of Messrs. Larsen and Gravelle, based on the amount of Messrs. Larsen and Gravelle's accrued annual bonus as contained on the internal books of the Company for the month in which the termination occurs, and

  •
  all stock option, restricted stock, profits interest and other equity-based incentive awards granted by us that were outstanding but not vested as of the date of termination become immediately vested and/or payable.

Termination for Cause or by the Executive without Good Reason

        If the executive's employment is terminated by us for cause or by the executive without good reason, our only obligation is the payment of any accrued obligations.

Definitions of Certain Terms Used in the Employment Agreements

        For purposes of each employment agreement, "cause" means the executive's:

  •
  persistent failure to perform duties consistent with a commercially reasonable standard of care;

  •
  willful neglect of duties;

  •
  conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty;

  •
  material breach of the employment agreement; or

  •
  impeding or failing to materially cooperate with an investigation authorized by our board of directors.

        For purposes of Messrs. Sanzone, Larsen and Gravelle's employment agreements, "cause" shall also mean the executive's:

  •
  material breach of the Company's business policies, accounting practices or standards of ethics; or

  •
  material breach of any applicable non-competition, non-solicitation, trade secrets, confidentiality or similar restrictive covenant.

        For purposes of each employment agreement, other than Messrs. Foley's and Orefice's employment agreements, "good reason" includes:

  •
  a material change in the geographic location of the executive's principal working location;

  •
  a material diminution of the executive's title, base salary or annual bonus opportunity; or

  •
  our material breach of any of our obligations under the employment agreement.

        For purposes of Mr. Foley's employment agreement, "good reason" includes:

  •
  a material diminution in the executive's position or title or the assignment of duties to the executive that are materially inconsistent with the executive's position or title;

  •
  a material diminution of the executive's base salary or annual bonus opportunity;

  •
  within six months immediately preceding or within two years immediately following a change of control, (1) a material adverse change in the executive's status, authority or responsibility, (2) a material adverse change in the position to whom the executive reports or to the executive's service relationship as a result of such reporting structure change, or a material diminution in the authority, duties or responsibilities of the position to whom the executive reports, (3) a material diminution in the budget over which the executive has managing authority, or (4) a material change in the geographic location of the executive's place of employment;

  •
  our material breach of any of our obligations under the employment agreement; or

  •
  the election of a new director to our board of directors who Mr. Foley did not consent to or vote for.

        For purposes of Mr. Orefice's employment agreement, "good reason" includes:

  •
  a material diminution of the executive's title, base salary or annual bonus opportunity; or

  •
  our material breach of any of our obligations under the employment agreement.

        For purposes of Mr. Foley's employment agreement, a "change of control" includes:

  •
  an acquisition by an individual, entity or group of more than 50% of our voting power;

  •
  a merger in which we are not the surviving entity, unless our shareholders immediately prior to the merger hold more than 50% of the combined voting power of the resulting corporation after the merger;

  •
  a reverse merger in which we are the surviving entity but in which more than 50% of the combined voting power is transferred to persons different from those holding the securities immediately prior to such merger;

  •
  during any period of two consecutive years during the employment term, a change in the majority of our board of directors, unless the changes are approved by 2/3 of the directors then in office;

  •
  a sale, transfer or other disposition of our assets that have a total fair market value equal to or more than 1/3 of the total fair market value of all of our assets immediately before the sale, transfer or disposition, other than a sale, transfer or disposition to an entity (i) which immediately after the sale, transfer or disposition owns 50% of our voting stock or (ii) 50% of the voting stock of which is owned by us after the sale, transfer or disposition; or

  •
  our shareholders approve a plan or proposal for the liquidation or dissolution of our Company.

Potential Payments under Omnibus Incentive Plan

        In addition to the post-termination rights and obligations set forth in the employment and award agreements, our Omnibus Incentive Plan provides for the potential acceleration of vesting and/or payment of equity awards in connection with a change in control. Under our Omnibus Incentive Plan, except as otherwise provided in a participant's award agreement, upon the occurrence of a change in control any and all outstanding options and stock appreciation rights will become immediately exercisable, any restriction imposed on restricted stock, restricted stock units and other awards will lapse, and any and all performance shares, performance units and other awards with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

        For purposes of our Omnibus Incentive Plan, the term "change in control" is defined as the occurrence of any of the following events:

  •
  an acquisition immediately after which any person, group or entity, other than FNF, possesses direct or indirect beneficial ownership of 25% or more of either our outstanding common stock or our outstanding voting securities, excluding any acquisition directly from us, by us, or by any of our employee benefit plans (or the related trusts) and certain other transactions described in the second-to-last bullet point below;

  •
  during any period of two consecutive years, the individuals who, as of the beginning of such period, constituted our board, which we refer to as the incumbent board of directors, cease to constitute at least a majority of the board of directors, provided that any individual who becomes a member of our board of directors subsequent to the beginning of such period and whose election or nomination was approved by at least two-thirds of the members of the incumbent board of directors (except as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board of directors) will be considered as though he or she were a member of the incumbent board of directors;

  •
  the consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of our assets, unless, pursuant to such transaction, (a) our shareholders immediately before the transaction will have beneficial ownership (directly or indirectly) of more than 50% of the outstanding shares of our common stock and the combined voting power of our then outstanding voting securities resulting from the transaction in substantially the same proportions as their ownership immediately prior to the transaction; (b) no person (other than us, FNF, an employee benefit plan sponsored by us, the resulting corporation or FNF, or any entity controlled by us, the resulting corporation or FNF) has direct or indirect beneficial ownership of 25% or more of the outstanding common stock of the resulting corporation or the combined voting power of the resulting corporation's outstanding voting securities (except to the extent that such ownership existed prior to the transaction); and (c) individuals who were members of the incumbent board of directors continue to constitute a majority of the members of the board of directors of the resulting corporation; or

  •
  our shareholders approve a complete liquidation or dissolution of Black Knight.

Potential Payments Upon Change of Control

        None of our named executive officers' employment agreements provide for a payment or a benefit upon a change of control without termination.

Estimated Cash Payments Upon Termination of Employment

        Our estimate of the cash severance amounts that would be provided to the named executive officers assumes that their employment terminated on December 31, 2016. The severance amounts do not include a prorated 2016 annual incentive since the named executive officers would have been paid based on their service through the end of the year and therefore would have received the annual incentive whether or not the termination occurred.

        For a termination of employment by us not for cause or a termination by the executive for good reason (or, in the case of Mr. Foley, because he is not nominated to run for re-election as chairman of the board, is nominated, but does not receive enough votes to be re-elected to the board, or is removed as chairman of the board for reasons other than cause), effective December 31, 2016, the following cash payments would have been made under the employment agreements: Mr. Foley $13,527,840; Mr. Sanzone $2,314,668; Mr. Larsen $1,767,370; Mr. Orefice $489,668; and Mr. Gravelle $779,507. Upon a termination of the executives' employment due to death or disability, the executives would receive any amounts that were earned and accrued, but not paid as of the date of termination, but no severance.

Estimated Equity Payments upon Termination of Employment or Change in Control

        As disclosed in the Outstanding Equity Awards at Fiscal Year End table, each named executive officer had outstanding unvested restricted stock awards on December 31, 2016.

        The estimated amounts below were determined by multiplying the number of shares of restricted stock that would vest by $37.80 per share, which was the closing price of our common stock on December 30, 2016. Our estimate of the value of equity that would vest assumes that the change in control and, as applicable, termination of employment occurred on December 31, 2016. The amounts reflected below assume only a change in control of Black Knight, and, consequently, do not include the named executive officers' ServiceLink Grant Units.

        The estimated value of the Black Knight restricted stock awards held by the named executive officers that would vest upon a change of control would be as follows: Mr. Foley $9,353,119; Mr. Sanzone $28,033,046; Mr. Larsen $7,705,492; Mr. Orefice $3,935,925 and Mr. Gravelle $1,993,118. The estimated value of the Black Knight restricted stock awards held by the named executive officers that would vest upon a termination of the named executive officers' employment by us without cause or a termination by the executives for good reason would be as follows: Mr. Foley $9,353,118; Mr. Sanzone $21,352,237; Mr. Larsen $6,369,338; Mr. Orefice $1,592,325 and Mr. Gravelle $1,592,325. The estimated value of the restricted stock awards held by the named executive officers that would vest upon a termination of the named executive officers' employment due to death or disability would be as follows: Mr. Foley $9,353,118; Mr. Sanzone $28,033,046; Mr. Larsen $7,705,492; Mr. Orefice $3,935,925 and Mr. Gravelle $1,993,118.

Compensation Committee Interlocks and Insider Participation

        The compensation committee is currently composed of Richard N. Massey (Chair) and Thomas M. Hagerty. During fiscal year 2016, no member of the compensation committee was a former or current officer or employee of Black Knight or any of its subsidiaries. In addition, during fiscal year 2016, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board.

Discussion of Our Compensation Policies and Practices as They Relate to Risk Management

        We reviewed our compensation policies and practices for all employees including our named executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our Company. In conducting the analysis, we reviewed the structure of our executive, non-officer and sales commission incentive programs and the internal controls and risk abatement processes that are in place for each program. We also reviewed data compiled across our Technology (Servicing and Origination), Data and Analytics and corporate operations relative to Adjusted Revenues, Adjusted EBITDA, total compensation expenses and incentive program expenses (including as a percentage of both revenue and total compensation expenses).

        We believe that several design features of our executive compensation program mitigate risk. We set base salaries at levels that provide our employees with assured cash compensation that is appropriate to their job duties and level of responsibility and that, when taken together with incentive awards, motivate them to perform at a high level without encouraging inappropriate risk taking to achieve a reasonable level of secure compensation.

        With respect to our executives' incentive opportunities, we believe that our use of measurable corporate financial performance goals, multiple performance levels and minimum, target and maximum achievable payouts, together with the compensation committee's discretion to reduce awards, serve to mitigate excessive risk taking. The risk of overstatement of financial figures to which incentives are tied is mitigated by the compensation committee's review and approval of the awards and internal and external review of our financials. We also believe that our balance of restricted stock and use of multi-year vesting schedules in our long-term incentive awards encourages recipients to deliver incremental value to our shareholders and aligns their interests with our sustainable long-term performance, thereby mitigating risk.

Director Compensation

        Directors who are our salaried employees receive no additional compensation for services as a director or as a member of a committee of our board. In 2016, all non-employee directors received an annual retainer of $60,000, payable quarterly, plus $2,000 for each board meeting attended. The chairman and each member of the audit committee received an additional annual fee (payable in quarterly installments) of $25,000 and $15,000, respectively, for their service on the Audit Committee, plus a fee of $1,500 for each Audit Committee meeting attended. The chairmen and each member of the Compensation, Corporate Governance and Nominating, and Risk Committees received an additional annual fee (payable in quarterly installments) of $15,000 and $10,000, respectively, for their service on such committees, plus a fee of $1,500 for each committee meeting attended. In addition, in 2016 each non-employee director received a long-term incentive award of 4,419 restricted shares. The restricted shares were granted under our omnibus incentive plan and vest over a period of four years from the grant date subject to continued service on our board and the achievement of a performance target of Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016. We also reimburse each of our directors for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings, as well as with any director education programs they attend relating to their service on our board of directors.

        The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2016:

	Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Thomas M. Hagerty	97,000	125,014	222,014
David K. Hunt	118,500	125,014	243,514
Richard N. Massey	112,843	125,014	237,857
Ganesh B. Rao	96,157	125,014	221,170
John D. Rood	133,500	125,014	258,514

(1)
Amounts include the cash portion of annual board and committee retainers and meeting fees earned for services as a director in 2016.

(2)
Amounts shown for all directors represent the grant date fair value of restricted stock awards granted in 2016, computed in accordance with FASB ASC Topic 718. These awards consisted of 4,419 performance-based restricted shares granted in February 2016 which vest over a period of four years from the grant date, subject to (i) Black Knight achieving Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016 (Adjusted EBITDA, as

  adjusted for purposes of the awards, of $456.8 million was achieved for this period), and (ii) continued service on our board. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2017. The fair value of the awards is based on a per share fair value of $28.29. As of December 31, 2016, restricted stock awards outstanding for each director were as follows: Mr. Hagerty 4,419; Mr. Hunt 4,419; Mr. Massey 4,419; Mr. Rao 4,419; and Mr. Rood 4,419.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

        Our corporate governance guidelines provide, along with the charters of the committees of the board of directors, a framework for the functioning of the board of directors and its committees and to establish a common set of expectations as to how the board of directors should perform its functions. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Executive Chairman of the board of directors, Chief Executive Officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. The board reviewed our corporate governance guidelines in January 2017 and concluded that no changes were necessary. A copy of our corporate governance guidelines is posted on the Investors page of our website which is located at www.bkfs.com. Shareholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under "Available Information" below.

Code of Ethics and Business Conduct

        Our board of directors has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our Chief Executive Officer, our Chief Financial Officer and our Senior Vice President, Finance, and a Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees. The purpose of these codes is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our codes of ethics were adopted to reinvigorate and renew our commitment to our longstanding standards for ethical business practices. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Under our codes of ethics, an amendment to or a waiver or modification of any ethics policy applicable to our directors or executive officers must be disclosed to the extent required under Securities and Exchange Commission and/or New York Stock Exchange rules. We intend to disclose any such amendment or waiver by posting it on the Investors page of our website at www.bkfs.com.

        Copies of our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers are available for review on the Investors page of our website at www.bkfs.com. Shareholders may also obtain a copy of any of these codes by writing to the Corporate Secretary at the address set forth under "Available Information" below.

The Board

        Our board is composed of William P. Foley, II, Thomas M. Hagerty, David K. Hunt, Richard N. Massey, Ganesh B. Rao and John D. Rood, with Mr. Foley serving as Executive Chairman of the Board.

        Our board met four times in 2016. All directors attended at least 75% of the meetings of the board and of the committees on which they served during 2016. Our non-management directors also met periodically in executive sessions without management. Our non-management directors appoint one independent director to preside over each executive session of our board. We do not, as a general matter, require our board members to attend our annual meeting of shareholders, although each of our directors is invited to attend our 2017 annual meeting.

Board Governance and Independence

        FNF, through its wholly-owned subsidiary Black Knight Holdings, Inc., beneficially owns more than 50% of the voting power of our common stock. As a result, we are considered a "controlled company" under the NYSE listing standards. "Controlled companies" under those rules are companies of which more than 50% of the voting power in elections of directors is held by an individual, a group or another company. On this basis, we utilize and intend to continue to utilize the "controlled company" exception under the NYSE listing standards so that we are not subject to the NYSE listing requirements that would otherwise require us to have: (i) a board of directors comprised of a majority of independent directors and (ii) compensation and nominating and corporate governance committees composed entirely of independent directors.

        These exemptions will apply to us as long as we remain a controlled company. As a result, we are not required to, and do not have, a board that is composed of a majority of independent directors and we do not have a compensation or nominating and corporate governance committee composed entirely of independent directors.

        Our nominating and corporate governance committee evaluates our relationships with each director and nominee and makes a recommendation to our board of directors as to whether to make an affirmative determination that such director or nominee is independent. Under our corporate governance guidelines, an "independent" director is one who meets the qualification requirements for being independent under applicable laws and the corporate governance listing standards of the NYSE.

        During the first quarter of 2017, our board of directors determined that David K. Hunt, Richard N. Massey and John D. Rood are independent under the criteria established by the New York Stock Exchange and our Corporate Governance Guidelines. The board of directors also determined that Mr. Massey meets the additional independence standards of the New York Stock Exchange for compensation committee members.

        In determining independence, the board of directors considered all relationships that might bear on our directors' independence from Black Knight. The board of directors determined that William P. Foley, II is not independent because he was the Executive Chairman and an employee of Black Knight during 2016, and Thomas M. Hagerty and Ganesh B. Rao are not independent because they are Managing Directors of THL, which received payments in 2014 and 2015 under a management fee arrangement with respect to THL and its affiliates' interests in Black Knight and ServiceLink. The management agreement was terminated in May 2015 in connection with the IPO.

        In considering Mr. Massey's, Mr. Rood's and Mr. Hunt's independence, the board of directors considered Mr. Massey's and Mr. Rood's service as directors of FNF, and Mr. Massey's, Mr. Rood's and Mr. Hunt's service as directors of FNF's subsidiary ServiceLink. The board also considered that Mr. Massey and Mr. Rood hold equity in FNF, and Mr. Massey, Mr. Rood and Mr. Hunt each hold small profits interests in ServiceLink. The board of directors determined that these relationships were not of a nature that would impair Mr. Massey's, Mr. Rood's or Mr. Hunt's independence.

Committees of the Board

        The board has four standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee and a risk committee. The charter of each committee is available on the Investors page of our website at www.bkfs.com. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under "Available Information" below.

Corporate Governance and Nominating Committee

        The members of the corporate governance and nominating committee are William P. Foley, II (Chair) and Thomas M. Hagerty. Our corporate governance and nominating committee met one time in 2016.

        The primary functions of the corporate governance and nominating committee, as identified in its charter, are:

  •
  making recommendations to our board of directors as to changes to the size of the board of directors or any committee thereof;

  •
  evaluating, nominating and recommending individuals for membership on our board of directors and considering nominations by shareholders of candidates for election to our board of directors;

  •
  reviewing the independence of each director in light of the independence criteria of the NYSE and any other independence standards applicable to directors, and submitting a recommendation to our board of directors with respect to each director's independence;

  •
  developing and recommending to our board of directors standards to be applied in making determinations as to the absence of material relationships between the Company and a director;

  •
  identifying and recommending to our board of directors members of our board of directors qualified to fill vacancies on any committee of the board of directors;

  •
  overseeing the evaluation of the performance of our board of directors and reporting to our board of directors at least annually on findings, recommendations and any other matters deemed appropriate; and

  •
  developing a set of corporate governance guidelines, and at least annually reviewing and making any changes to such principles.

        Our corporate governance and nominating committee reviewed its charter in January 2017 and concluded that no changes were necessary.

        The corporate governance and nominating committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates, but in general will consider, among other things, the following criteria in fulfilling its duty to recommend nominees for election as directors:

  •
  personal qualities and characteristics, accomplishments and reputation in the business community;

  •
  current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

  •
  ability and willingness to commit adequate time to the board and committee matters;

  •
  the fit of the individual's skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; and

  •
  diversity of viewpoints, background, experience and other demographics of our board.

        The corporate governance and nominating committee would consider qualified candidates for directors suggested by current directors, management and our shareholders. The corporate governance and nominating committee and the board apply the same criteria in evaluating candidates nominated by shareholders as in evaluating candidates recommended by other sources. Shareholders can suggest qualified candidates for director to the corporate governance and nominating committee by writing to our Corporate Secretary at 601 Riverside Avenue, Jacksonville, Florida 32204. The submission must provide the information required by, and otherwise comply with the procedures set forth in, Section 3.1 of our bylaws. Section 3.1 also requires that the nomination notice be submitted by a prescribed time in advance of the meeting. See "Shareholder Proposals" below.

Audit Committee

        The members of our audit committee are John D. Rood (Chair), David K. Hunt and Richard N. Massey. The board has determined that each of the audit committee members is financially literate and independent as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange, and that each of Messrs. Rood, Hunt, and Massey is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission. Prior to April 22, 2016, the members of our audit committee were John D. Rood (Chair), David K. Hunt and Ganesh B. Rao. Our board determined that Mr. Rao is financially literate and an audit committee financial expert, but is not independent. Mr. Massey replaced Mr. Rao on the audit committee in order to comply the New York Stock Exchange requirement that our audit committee be composed of three independent directors by the first anniversary of the IPO. Our audit committee met a total of eleven times in 2016.

        The primary functions of the audit committee include:

  •
  appointing, compensating and overseeing our independent registered public accounting firm;

  •
  overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

  •
  discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

  •
  establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law;

  •
  approving audit and non-audit services provided by our independent registered public accounting firm;

  •
  discussing earnings press releases and financial information provided to analysts and rating agencies;

  •
  discussing with management our policies and practices with respect to risk assessment and risk management;

  •
  reviewing any material transaction between our chief financial officer or senior vice president—finance that has been approved in accordance with our Code of Ethics for Senior Financial Officers, and providing prior written approval of any material transaction between us and our chief executive officer; and

  •
  producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

        The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

Report of the Audit Committee

        The audit committee of the board of directors submits the following report on the performance of certain of its responsibilities for the year 2016:

        The primary function of the audit committee is oversight of (i) the quality and integrity of the Company's financial statements and related disclosures, (ii) its compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm's qualifications and independence, and (iv) the performance of the Company's internal audit function and the independent registered public accounting firm. Our audit committee acts under a written charter, which the audit committee reviewed and amended in January 2017 to make conforming changes to certain Company policies. We review the adequacy of our charter at least annually. Our audit committee is comprised of the three directors named below. Each of our audit committee members have been determined by the board of directors to be independent as defined by New York Stock Exchange independence standards. In addition, our board of directors has determined that each of Messrs. Rood, Hunt and Massey is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

        In performing our oversight function, we reviewed and discussed with management and KPMG LLP, the independent registered public accounting firm, the Company's audited financial statements as of and for the year ended December 31, 2016. Management and KPMG reported to us that the Company's consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Black Knight and its subsidiaries in conformity with generally accepted accounting principles. We also discussed with KPMG matters covered by the Public Company Accounting Oversight Board Auditing Standards No. 16 (Communications With Audit Committees).

        We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and have discussed with them their independence. In addition, we have considered whether KPMG's provision of non-audit services to the Company is compatible with their independence.

        Finally, we discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. We met with KPMG at each meeting. Management was present for some, but not all, of these discussions. These discussions included the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

        Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and that KPMG be appointed independent registered public accounting firm for Black Knight for 2017.

        In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of the Company's financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process. The independent registered public accounting firm is responsible for auditing the Company's annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. The independent registered public accounting firm performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Exchange Act in either of those fields or in auditor independence.

        The foregoing report is provided by the following directors:

AUDIT COMMITTEE
John D. Rood (Chair)
David K. Hunt
Richard N. Massey

Compensation Committee

        The members of the compensation committee are Richard N. Massey (Chair) and Thomas M. Hagerty. Mr. Massey was deemed to be independent by the board, as required by the New York Stock Exchange. Our compensation committee met five times during 2016. The functions of the compensation committee include the following:

  •
  reviewing and approving the corporate goals and objectives relevant to compensation of the company's CEO and Executive Chairman, evaluating the CEO's and Executive Chairman's performance in light of those goals and objectives and determining and approving the CEO's and Executive Chairman's compensation level based on this evaluation;

  •
  setting salaries and approving incentive compensation awards other than equity-based awards, as well as compensation policies for all Section 16 officers as designated by our board of directors, and recommending to our board of directors equity-based incentive awards for board approval;

  •
  reviewing and recommending to our board of directors policies with respect to equity compensation arrangements that are subject to board approval;

  •
  overseeing our compliance with the requirement under applicable stock exchange rules that, with limited exceptions, shareholders approve equity compensation plans;

  •
  evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

  •
  authorizing and approving any employment or severance agreements and amendments with all designated section 16 officers;

  •
  reviewing, discussing with management and recommending to our board of directors for inclusion in our annual proxy statement or annual report on Form 10-K the compensation discussion and analysis section;

  •
  reviewing and approving the annual compensation risk assessment conducted by management for inclusion in our proxy statement or annual report on Form 10-K;

  •
  preparing the report of the compensation committee that the SEC requires in our annual proxy statement;

  •
  considering the results of shareholder say-on-pay votes and recommending to our board of directors any change to the frequency of say-on-pay votes;

  •
  reviewing and approving the form and amount of compensation of our board of directors' non-management directors;

  •
  evaluating and recommending to our board of directors the type and amount of compensation to be paid or awarded to board members;

  •
  reporting to our board of directors;

  •
  reviewing the adequacy of its charter on an annual basis; and

  •
  reviewing and evaluating, at least annually, the performance of the compensation committee, including compliance of the compensation committee with its charter.

        For more information regarding the responsibilities of the compensation committee, please refer to the section of this proxy statement entitled "Compensation Discussion and Analysis and Executive and Director Compensation" above.

Risk Committee

        The members of the risk committee are John D. Rood (Chair), David K. Hunt and Ganesh B. Rao. Messrs. Rood and Hunt were deemed to be independent by our board. Our risk committee met five times in 2016.

        The primary functions of the risk committee include providing oversight of our risk management and compliance efforts, as well as oversight of our material risks. Our risk committee's functions include, among other things:

  •
  oversight of our enterprise risk management program;

  •
  oversight of our compliance program; and

  •
  oversight of the enterprise risk management and compliance functions.

        In January 2017, our risk committee approved changes to its charter to clarify its role in oversight of our enterprise risk and its responsibility for oversight of certain regulatory examinations.

Board Leadership Structure and Role in Risk Oversight

        We have separated the positions of CEO and Executive Chairman of the board of directors in recognition of the differences between the two roles. Separating these positions allows our Chief Executive Officer to focus more directly upon executing on the Company's strategic objectives and business plan, providing day-to-day leadership and guiding senior management through the implementation of our strategic initiatives. It also allows our Executive Chairman to utilize his time to focus on our long-term strategy, and to set the agenda for board meetings and preside over meetings of the full board. When our non-management directors meet in executive session, they appoint one independent director to preside over that executive session. We believe this leadership structure is appropriate and allows our CEO and Executive Chairman to focus on the responsibilities of their respective offices while creating a collaborative relationship that benefits our Company.

        The board of directors administers its risk oversight function directly and through committees. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also oversees the performance of the independent auditor, our internal audit function and monitors compliance with legal and regulatory requirements. Our risk committee has the responsibility to assist our board of directors in overseeing our enterprise-wide risk management framework and our comprehensive compliance program, and to review and approve our risk governance policies and procedures. The corporate governance and nominating committee considers the adequacy of our governance structures and policies. The compensation committee reviews and approves our compensation and other benefit plans, policies and programs and considers whether any of those plans, policies or programs creates risks that are likely to have a material adverse effect on Black Knight. Each committee provides reports on its activities to the full board of directors.

Contacting the Board

        Any shareholder or other interested person who desires to contact any member of the board or the non-management members of the board as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Black Knight Financial Services, Inc., 601 Riverside Avenue, Jacksonville,

FL 32204. Communications received are distributed by the Corporate Secretary to the appropriate member or members of the board.

Certain Relationships and Related Transactions

        Because FNF controls over 50% of the voting power of our outstanding common stock, it will be able to elect all of the director nominees and determine the outcome of all other matters presented to a vote of shareholders. Because more than 50% of the voting power for the election of our directors is held by FNF, we are a controlled company under the NYSE listing standards. Certain directors of FNF are also members of our board of directors. In addition, Mr. Foley, our Executive Chairman, also serves as Chairman of the Board of FNF, and Mr. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, serves as Executive Vice President, General Counsel and Corporate Secretary of FNF.

        In connection with our IPO, we consummated the following transactions, which comprise the Offering Reorganization:

  •
  the amendment and restatement of Black Knight's certificate of incorporation to authorize the issuance of two classes of common stock, Class A common stock and Class B common stock, which generally vote together as a single class on all matters submitted for a vote to shareholders;

  •
  the issuance of shares of Class B common stock by Black Knight to BKHI and certain of its affiliates and certain THL Affiliates, the holders of Units prior to our IPO;

  •
  the issuance of shares of Class A common stock by Black Knight and a cash payment of $17.3 million to certain THL Affiliates, in connection with the merger of the THL Intermediaries with and into Black Knight, pursuant to which Black Knight acquired the Units held by the THL Intermediaries;

  •
  the issuance of shares of Class A common stock by Black Knight to a THL Affiliate in exchange for the Units held by such THL affiliate;

  •
  the issuance of shares of Class A common stock by Black Knight to the investors in our IPO;

  •
  the contribution by Black Knight of the net cash proceeds received in our IPO to BKFS LLC in exchange for 44.5% of the Units outstanding following our IPO and a managing member's membership interest in BKFS LLC;

  •
  the conversion of all outstanding profits interests in BKFS LLC into shares of our Class A common stock; and

  •
  the restatement of the BKFS LLC Operating Agreement described below to provide for the governance and control of BKFS LLC by Black Knight as its managing member and to establish the terms upon which other holders of Units may exchange their Units, and a corresponding number of shares of Class B common stock, for a cash payment from BKFS LLC or, at our option, shares of Class A common stock on a one-for-one basis.

BKFS LLC Agreement

        We operate our business through BKFS LLC and its subsidiaries. The operations of BKFS LLC, and the rights and obligations of its members, are governed by the LLC Agreement. We serve as managing member of BKFS LLC and, as such, control the business and affairs and are responsible for the management of BKFS LLC and its subsidiaries. BKHI, a subsidiary of FNF, and certain affiliates of THL are members of BKFS LLC and parties to the LLC Agreement. The following description summarizes such rights and circumstances.

Governance

        Black Knight serves as managing member and controls the business and affairs of BKFS LLC. No other members of BKFS LLC, in their capacity as such, have any authority or right to control the management of BKFS LLC or to bind it in connection with any matter. Black Knight exercises control of the business of BKFS LLC through Black Knight's executive officers, who manage the day-to-day activities of BKFS LLC and its subsidiaries, subject to the direction of the board of directors of Black Knight. The executive officers of Black Knight are also officers of BKFS LLC and are authorized to act on behalf of each such entity, subject to the ultimate direction of the board of directors of Black Knight.

Voting and Economic Rights of Members

        The LLC Agreement authorizes Units and Preferred Units. No Preferred Units have been issued or are outstanding. The Units are held by BKHI, certain THL Affiliates and Black Knight. The Units entitle their holders to a pro rata share in the profits and losses of, and distributions, other than tax distributions, from BKFS LLC. Holders of Units other than Black Knight have no voting rights, except in respect of amendments to the LLC Agreement that adversely affect such holder, the dissolution of BKFS LLC, and other matters adversely affecting such holders.

        Subject to the availability of net cash flow at the BKFS LLC level and to applicable legal and contractual restrictions, we cause BKFS LLC to distribute to us, and to the other holders of Units, cash payments for the purposes of funding tax obligations in respect of any taxable income that is allocated to us and the other holders of Units as members of BKFS LLC, and to fund dividends, if any, declared by us. See "Dividend Policy" and "Risk Factors—Risks Related to Our Structure." If BKFS LLC makes distributions to its members in any given year, the determination to pay the proceeds of such distributions received by Black Knight, if any, to holders of our Class A common stock will be made by our board of directors. Holders of our Class B common stock are not entitled to any dividend payments. We may enter into credit agreements or other borrowing arrangements in the future that prohibit or restrict our ability to declare or pay dividends on our Class A common stock.

Tax Distributions

        BKFS LLC is generally treated as a partnership for income tax purposes and, as such, is not subject to income tax. Instead, the taxable income of BKFS LLC is allocated to its members, including us, and the members are required to reflect on their own income tax returns the items of income, gain, deduction and loss and other tax items of BKFS LLC that are allocated to them. Under the tax rules, certain items of deduction are not allocated pro rata among the members of BKFS LLC. Subject to restrictions under any financing arrangements, BKFS LLC makes tax distributions to its members in order to enable them to pay taxes on their allocable share of BKFS LLC's taxable income. Tax distributions are calculated based on allocations of income to a member for a particular taxable year without taking into account any losses allocated to the member in a prior taxable year. Subject to certain reductions in the case of BKHI, as described below, tax distributions are generally made based on an assumed tax rate equal to the highest combined marginal federal, state and local income tax rate applicable to a U.S. corporation. Under the LLC Agreement, the right to receive tax distributions is independent from the right to receive ordinary distributions from BKFS LLC, and any tax distributions received by a holder of Units are not taken into account in determining the portion of any ordinary distributions that the holder is entitled to receive. Notwithstanding the general requirement to make tax distributions, BKFS LLC is not required to make tax distributions to us to the extent we do not need the distribution to pay our taxes.

        Although tax distributions are generally calculated by applying an assumed rate to the taxable income allocated to a member, tax distributions to BKHI are reduced to the extent the tax distribution is in excess of the actual tax expense associated with ownership of Units by BKHI, calculated using the actual tax rates applicable to BKHI. However, a tax distribution to BKHI is not reduced to the extent the reduction would cause BKHI to have received, on a cumulative basis, less than its pro rata share of the aggregate, cumulative tax distributions made to all members of BKFS LLC.

Exchange of Units

        Pursuant to and subject to the terms of the LLC Agreement, holders of Units (other than Black Knight), at any time and from time to time, may exchange one or more Units, together with an equal number of shares of our Class B common stock, for a cash payment from BKFS LLC or, at our option, shares of Class A common stock.

        The determination to issue shares of Class A common stock or to pay cash in exchange for Units and corresponding shares of Class B common stock, and other related Black Knight determinations discussed below, are made by the audit committee of our board of directors, pursuant to its responsibility and authority to review and approve any potential conflict of interest transaction involving our directors or executive officers, director nominees, any person known by us to be the beneficial owner of more than five percent of any class of our voting securities or any family member of or related party to such persons.

        Holders do not have the right to exchange Units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements to which we may be subject. We may impose additional restrictions on an exchange that we determine necessary or advisable so that BKFS LLC is not treated as a "publicly traded partnership" for U.S. federal income tax purposes. If the IRS were to contend successfully that BKFS LLC should be treated as a "publicly traded partnership" for U.S. federal income tax purposes, BKFS LLC would be treated as a corporation for U.S. federal income tax purposes and thus would be subject to entity-level tax on its taxable income.

        As holders exchange their Units and Class B common stock for Class A common stock, our economic interest in BKFS LLC increases. We and the exchanging holder each generally bear our own expenses in connection with an exchange. We have reserved 84,826,282 shares of our Class A common stock for potential issuance in respect of future exchanges of Units.

        Under the LLC Agreement, if BKFS LLC makes a cash payment to the exchanging holder of Units, the amount of cash required to be paid per Unit is equal to the market value per share of our Class A common stock (calculated by reference to the 15 day volume weighted average price of Class A common stock at such time). Upon the exchange of Units, any corresponding share of Class B common stock will be automatically cancelled.

Coordination of Black Knight and BKFS LLC

        Whenever we issue one share of Class A common stock for cash (other than pursuant to exchanges of Units under the LLC Agreement), the net proceeds of such issuance are transferred promptly to BKFS LLC, and BKFS LLC issues to us one additional Unit. If we issue other classes or series of equity securities, we contribute to BKFS LLC the net proceeds we receive in connection with such issuance, and BKFS LLC issues to us an equal number of equity securities with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we repurchase any shares of Class A common stock (or equity securities of other classes or series) for cash, BKFS LLC will, immediately prior to our repurchase, redeem an equal number of Units (or its equity securities of the corresponding classes or series), upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) that are repurchased. Units and shares of our common stock are subject to equivalent stock splits, dividends and reclassifications.

        We do not conduct any business other than the management and ownership of BKFS LLC and its subsidiaries, or own any other assets (other than on a temporary basis), although we may take such actions and own such assets as are necessary to comply with applicable law, including compliance with our responsibilities as a public company under the U.S. federal securities laws, and may incur indebtedness and may take other actions if we determine that doing so is in the best interest of BKFS LLC. To the extent Black Knight incurs expenses in connection with its operations, BKFS LLC reimburses Black Knight pursuant to an advancement agreement between BKFS LLC and Black Knight. See "Certain Relationships and Related Party Transactions—Advancement Agreement."

Exculpation and Indemnification

        The LLC Agreement contains provisions limiting the liability of its managing member, members, officers and their respective affiliates to BKFS LLC or any of its members and contains broad indemnification provisions for BKFS LLC's managing member, members, officers and their respective affiliates. Because BKFS LLC is a limited liability company, these provisions are not subject to the limitations on exculpation and indemnification contained in the Delaware General Corporation Law with respect to the indemnification that may be provided by a Delaware corporation to its directors and officers. The amended and restated charter of Black Knight includes similar exculpation provisions and indemnification obligations of Black Knight for the benefit of Black Knight's directors and officers, and permissive indemnification obligations of Black Knight for employees and other agents of Black Knight.

Voting Rights of Class A Shareholders and Class B Shareholders

        Each share of our Class A common stock and our Class B common stock will entitle its holder to one vote. Except as required by law, holders of Class A common stock and Class B common stock will vote together on all matters as a single class. As of the record date, our Class B shareholders held 54.8% of the total voting power of the outstanding common stock of Black Knight, and, through an equal number of Units, an equivalent economic interest in BKFS LLC.

Registration Rights Agreement

        We have entered into a registration rights agreement with the holders of the outstanding Units and the affiliates of THL that hold shares of Class A common stock. This agreement provides these holders, and their permitted transferees, with the right to require us, at our expense, to register shares of our Class A common stock that they hold or that are issuable by us to them upon exchange of Units (and an equal number of shares of our Class B common stock) in accordance with the terms of the LLC Agreement. The agreement provides that we pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act. The following description summarizes such rights and circumstances.

Demand Rights

        Subject to certain limitations, beginning one year following our IPO, holders of our Units (and their permitted transferees) that hold 7.5% of our registrable shares of Class A common stock (including holders of Units and corresponding shares of Class B common stock that have the right to exchange them, if we so elect, for shares of Class A common stock) have the right, by delivering written notice to us, to require us to register the number of our shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within five days following receipt of notice of a demand registration, we are required to give written notice to all other beneficial holders of our registrable shares of Class A common stock that have joined the registration rights agreement. Subject to certain limitations as described below, we are required to include in the registration all securities with respect to which we receive a written request for inclusion in the registration within 10 days after we give our notice. Following the demand request, we are required to use our reasonable best efforts to have the applicable registration statement filed with the SEC within a specified period following the demand and are required to use our best efforts to cause the registration statement to be declared effective. Any demand registration must include registrable securities having an aggregate market value of at least $50 million, and holders of our registrable securities are limited to one demand registration within any nine-month period.

Shelf Registration Rights on Form S-3

        If we are eligible to file a shelf registration statement on Form S-3, holders of registrable securities with registration rights under the registration rights agreement can request that we register their shares for resale. Within five days following receipt of notice of a Form S-3 registration request, we are required to give written notice to all other beneficial holders of registrable shares of Class A common stock that have joined the registration rights agreement. Subject to certain limitations as described below, we will include in the Form S-3 registration all securities with respect to which we receive a written request for inclusion in the registration within seven days after we give our notice. Following such request, we are required to use our reasonable efforts to have the shelf registration statement declared effective. No Form S-3 registration request may be made within nine months following a prior demand or request.

        In addition, once a shelf registration statement has been declared effective by the SEC pursuant to the forgoing, thereafter, from time to time, any holder of registrable securities that has joined the registration rights agreement may, by notice to us, require us to register such holder's registrable securities pursuant to the shelf registration statement.

Piggyback Rights

        Holders of registrable shares of Class A common stock under the registration rights agreement are entitled to request to participate in, or "piggyback" on, registrations of certain securities for sale by us at any time after our IPO. This piggyback right will apply to any registration other than registration statements relating to any employee benefit plans, registration statements related to the issuance or resale of securities issued in connection with transactions or corporate reorganizations under Rule 145 of the Securities Act, or registration statements related to stock issued upon conversion of debt securities.

Conditions and Limitations

        The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, our board of directors may in its good faith judgment delay the filing or effectiveness of any registration statement for periods not to exceed 120 days. Additionally, in certain circumstances we may withdraw a registration upon request by the holder of registrable securities.

Voting Agreement

        In connection with our IPO, we entered into a Voting Agreement with certain FNF affiliates and certain THL affiliates. Pursuant to the Voting Agreement, the THL affiliates and FNF affiliates that hold voting interests in us are required to vote to cause our board of directors to consist of at least two directors designated by the THL affiliates, for so long as the THL affiliates own greater than or equal to 15% of our voting securities, and at least one director designated by the THL affiliates for as long as the THL affiliates own less than 15% but more than 5% of our voting securities. In addition, the THL affiliates are required to vote for the election of the board nominees designated by the FNF affiliates during the term of the agreement. The Voting Agreement will terminate when the THL affiliates no longer have a right to designate directors under the agreement or when the FNF affiliates and THL affiliates together own less than a majority of our voting securities.

Advancement Agreement

        In connection with our IPO, we entered into an Advancement Agreement with BKFS LLC whereby BKFS LLC agreed to advance, or pay on our behalf, third-party expenses incurred by us, including (i) reasonable expenses incident to an offering of shares and the registration of shares on any national securities exchange by Black Knight, including expenses incurred in connection with the offering, (ii) reasonable customary corporate, securities and administrative expenses incurred by Black Knight, including fees related to investment bankers, financial advisers, legal counsel, independent certified public accountants, consultants or other persons retained by the board of directors of Black Knight, (iii) losses, claims, damages, liabilities, costs, fees and expenses incurred in connection with any indemnification or expense advancement provided by any organizational document of Black Knight or indemnification agreement entered into by and between Black Knight and any director, officer or employee of Black Knight, (iv) losses, claims, damages, liabilities, costs, fees and expenses incurred in connection with indemnification obligations of Black Knight under the Registration Rights Agreement, (v) any franchise taxes payable by Black Knight and any income taxes payable as a result of the Advancement Agreement and (vi) any costs, fees and expenses payable or reimbursable to any member of the board of directors of Black Knight in accordance with the terms of any resolutions or policies approved by Black Knight's board of directors. The Advancement Agreement will remain in effect for an unspecified term and is terminable by Black Knight at-will.

Services and Other Agreements

FNF

        We have various agreements with FNF, including certain of its subsidiaries, pursuant to which we provide technology, data and analytics services, as well as corporate shared services and information technology. In addition, FNF provides certain corporate services to us, including management consulting and corporate administrative services. Pursuant to these arrangements, during the year ended December 31, 2016, we received $73.5 million in revenues and recorded $15.6 million in operating expenses from FNF and its subsidiaries.

THL

        We purchase software and systems services from certain entities over which THL exercises control. We purchased $1.1 million in software and maintenance services and recorded $1.3 million in operating expenses from these entities during the year ended December 31, 2016.

Cross-Indemnity Agreement

        We have entered into a cross-indemnity agreement with ServiceLink. Pursuant to the cross-indemnity agreement, ServiceLink indemnifies us for liabilities relating to, arising out of or resulting from the conduct of ServiceLink's business or any action, suit or proceeding in which we or any of our subsidiaries are named by reason of being a successor to the business of LPS and the cause of such action, suit or proceeding relates to the business of ServiceLink. In return, we indemnify ServiceLink for liabilities relating to, arising out of, or resulting from the conduct of our business.

Review, Approval or Ratification of Transactions with Related Persons

        Pursuant to our codes of ethics, a "conflict of interest" occurs when an individual's private interest interferes or appears to interfere with our interests, and can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Anything that would present a conflict for a director, officer or employee would also likely present a conflict if it is related to a member of his or her family. Our code of ethics states that clear conflict of interest situations involving directors, executive officers and other employees who occupy supervisory positions or who have discretionary authority in dealing with any third party specified below may include the following:

  •
  any significant ownership interest in any supplier or customer;

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  any consulting or employment relationship with any customer, supplier or competitor; and

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  selling anything to us or buying anything from us, except on the same terms and conditions as comparable directors, officers or employees are permitted to so purchase or sell.

        It is our policy to review all relationships and transactions in which we and our directors or executive officers (or their immediate family members) are participants in order to determine whether the director or officer in question has or may have a direct or indirect material interest. Our Chief Compliance Officer, together with our legal staff, is primarily responsible for developing and implementing procedures to obtain the necessary information from our directors and officers regarding transactions to/from related persons. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest must be discussed promptly with our Chief Compliance Officer. The Chief Compliance Officer, together with our legal staff, then reviews the transaction or relationship, and considers the material terms of the transaction or relationship, including the importance of the transaction or relationship to us, the nature of the related person's interest in the transaction or relationship, whether the transaction or relationship would likely impair the judgment of a director or executive officer to act in our best interest, and any other factors such officer deems appropriate. After reviewing the facts and circumstances of each transaction, the Chief Compliance Officer, with assistance from the legal staff, determines whether the director or officer in question has a direct or indirect material interest in the transaction and whether or not to approve the transaction in question.

        With respect to our Chief Executive Officer, Chief Financial Officer and Senior Vice President, Finance, our codes of ethics require that each such officer must:

  •
  discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with our General Counsel;

  •
  in the case of our Chief Financial Officer and Senior Vice President, Finance, obtain the prior written approval of our General Counsel for all material transactions or relationships that could reasonably be expected to give rise to a conflict of interest; and

  •
  in the case of our Chief Executive Officer, obtain the prior written approval of the audit committee for all material transactions that could reasonably be expected to give rise to a conflict of interest.

        In the case of any material transactions or relationships involving our Chief Financial Officer or our Senior Vice President, Finance, the General Counsel must submit a list of any approved material transactions semi-annually to the audit committee for its review.

        Under Securities and Exchange Commission rules, certain transactions in which we are or will be a participant and in which our directors, executive officers, certain shareholders and certain other related persons had or will have a direct or indirect material interest are required to be disclosed in this related person transactions section of our proxy statement. In addition to the procedures above, our audit committee reviews and approves or ratifies any such transactions that are required to be disclosed. The committee makes these decisions based on its consideration of all relevant factors. The review may be before or after the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the committee may recommend a course of action to be taken.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of their ownership, and changes in ownership, of the Company's common stock with the Securities and Exchange Commission. Executive officers and directors are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2016. Based solely upon a review of these reports, we believe all directors and executive officers of the Company complied with the requirements of Section 16(a) in 2016.

SHAREHOLDER PROPOSALS

        Any proposal that a shareholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Shareholders to be held in 2017 must be received by the Company no later than December 27, 2017. Any other proposal that a shareholder wishes to bring before the 2018 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials must also be received by the Company no later than December 27, 2017. All proposals must comply with the applicable requirements or conditions established by the Securities and Exchange Commission and the Company's bylaws, which requires among other things, certain information to be provided in connection with the submission of shareholder proposals. All proposals must be directed to the Corporate Secretary of the Company at 601 Riverside Avenue, Jacksonville, Florida 32204. The persons designated as proxies by the Company in connection with the 2018 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company does not receive timely notice.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

AVAILABLE INFORMATION

        The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (except for certain exhibits thereto), including our audited financial statements and financial statement schedules, may be obtained, free of charge, upon written request by any shareholder to Black Knight Financial Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Investor Relations. Copies

of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.

By Order of the Board of Directors

Thomas J. Sanzone
President and Chief Executive Officer

Dated: April 26, 2017

Annex A

BLACK KNIGHT FINANCIAL SERVICES, INC.

AMENDED AND RESTATED
2015 OMNIBUS INCENTIVE PLAN

(as of June 14, 2017)

A-i

A-ii

A-iii

Black Knight Financial Services, Inc.

Amended and Restated
2015 Omnibus Incentive Plan
(as of June 14, 2017)

Article 1. Establishment, Objectives, and Duration

          1.1.    Establishment of the Plan.     Black Knight Financial Services, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Black Knight Financial Services, Inc. Amended and Restated 2015 Omnibus Incentive Plan" (hereinafter referred to as the "Plan"). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Replacement Awards and Other Awards.

          The Plan first became effective on April 30, 2015, at which time there were 10,994,215 Shares authorized for issuance as Awards under the Plan. This amendment and restatement increases by 7,500,000 the number of Shares that may be issued pursuant to Awards under the Plan. The Plan shall remain in effect as provided in Section 1.3 hereof.

          1.2.    Objectives of the Plan.     The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals and that link the personal interests of Participants to those of the Company's stockholders.

          The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make or are expected to make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

          1.3.    Duration of the Plan.     No Award may be granted under the Plan after June 14, 2027, which is the tenth anniversary of the date the shareholders of the Company approved the most recent amendment and restatement of the Plan, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

Article 2. Definitions

          The following terms, when capitalized, shall have the meanings set forth below:

          2.1.    "Award" means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards granted under the Plan.

          2.2.    "Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

          2.3.    "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          2.4.    "Board" means the Board of Directors of the Company.

          2.5.    "Change in Control" means that the conditions set forth in any one of the following subsections shall have been satisfied:

            (a)     an acquisition immediately after which any Person possesses direct or indirect Beneficial Ownership of 50% or more of either the then outstanding shares of Company common stock (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided that the following acquisitions shall be excluded: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, or (iv) any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (c) of this Section 2.5; or

            (b)    during any period of two consecutive years, the individuals who, as of the beginning of such period, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Section 2.5, any individual who becomes a member of the Board subsequent to the beginning of such period and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

            (c)     consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which:

                 (i)  all or substantially all of the individuals and entities who have Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will have Beneficial Ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, the Company or a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                (ii)  no Person (other than (1) the Company, (2) an employee benefit plan (or related trust) sponsored or maintained by the Company or Resulting Corporation, or (3) any entity controlled by the Company or Resulting Corporation) will have Beneficial Ownership, directly or indirectly, of 50% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and

               (iii)  individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

            (d)    the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          2.6.    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          2.7.    "Committee" means the entity, as specified in Section 3.1, authorized to administer the Plan.

          2.8.    "Company" means Black Knight Financial Services, Inc., a Delaware corporation, and any successor thereto.

          2.9.    "Consultant" means any consultant or advisor to the Company or a Subsidiary.

          2.10.  "Director" means any individual who is a member of the Board of Directors of the Company or a Subsidiary.

          2.11.  "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares of the same class.

          2.12.  "Employee" means any employee of the Company or a Subsidiary.

          2.13.  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          2.14.  "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

          2.15.  "Fair Market Value" means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Share as reported in a consolidated transaction reporting system on the date of valuation, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

          2.16.  "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

          2.17.  "Incentive Stock Option" or "ISO" means an Option that is intended to meet the requirements of Code Section 422.

          2.18.  "Nonqualified Stock Option" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422.

          2.19.  "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Article 6 herein.

          2.20.  "Other Award" means a cash, Share-based or Share-related Award (other than an Award described in Article 6, 7, 8, 9 or 10 of the Plan) that is granted pursuant to Article 11 herein.

          2.21.  "Participant" means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

          2.22.  "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

          2.23.  "Performance Period" means the period during which a performance measure must be met.

          2.24.  "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

          2.25.  "Performance Unit" means an Award granted to a Participant, as described in Article 10 herein.

          2.26.  "Period of Restriction" means the period Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and are not transferable, as provided in Articles 8 and 9 herein.

          2.27.  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.

          2.28.  "Replacement Awards" means Awards issued in assumption of or substitution for awards granted under equity-based incentive plans sponsored or maintained by an entity with which the Company engages in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity (or a related entity) are outstanding immediately prior to such merger, acquisition or other business transaction. Except as provided in Section 4.1, for all purposes hereunder, Replacement Awards shall be deemed Awards.

          2.29.  "Restricted Stock" means an Award granted to a Participant, as described in Article 8 herein.

          2.30.  "Restricted Stock Unit" means an Award granted to a Participant, as described in Article 9 herein.

          2.31.  "Share" means a share of Class A common stock of the Company, having a par value of $0.0001 per share, subject to adjustment pursuant to Section 4.3 hereof.

          2.32.  "Stock Appreciation Right" or "SAR" means an Award granted to a Participant, either alone or in connection with a related Option, as described in Article 7 herein.

          2.33.  "Subsidiary" means (i) any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof, and (ii) any other affiliate of the Company that has been designated by the Committee for purposes of the participation of its employees in the Plan. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" shall have the meaning ascribed to such term in Code Section 424(f).

          2.34.  "Tandem SAR" means an SAR that is granted in connection with a related Option, as described in Article 7 herein.

Article 3. Administration

          3.1.    The Committee.     The Plan shall be administered by the Compensation Committee of the Board or such other committee as the Board shall select (the "Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

          3.2.    Authority of the Committee.     Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select the Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into in connection with the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and, subject to the provisions of Section 19.3 herein, amend the terms and conditions of any outstanding Award and Award Agreement. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

          3.3.    Decisions Binding.     All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Consultants and their estates and beneficiaries and any transferee of an Award.

Article 4. Shares Subject to the Plan; Individual Limits; and Anti-Dilution Adjustments

          4.1.    Number of Shares Available for Grants.

          (a)     Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 18, 494, 215 provided that:

                 (i)  Shares that are potentially deliverable under an Award that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such Shares shall not be counted as having been delivered under the Plan;

                (ii)  Shares that are held back, tendered or returned to cover the Exercise Price or tax withholding obligations with respect to an Award shall not be counted as having been delivered under the Plan; and

               (iii)  Shares that have been issued in connection with an Award of Restricted Stock that is canceled or forfeited prior to vesting or settled in cash, causing the Shares to be returned to the Company, shall not be counted as having been delivered under the Plan.

          Shares delivered pursuant to the Plan may be authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Shares delivered or deliverable pursuant to Replacement Awards shall not reduce the number of Shares available for delivery pursuant to Awards under the Plan.

          (b)    Subject to adjustment as provided in Section 4.3 herein, all Shares authorized under the Plan and available for grant may be delivered in connection with "full value Awards," meaning Awards other than Options, SARs, or Other Awards for which the Participant pays the grant date intrinsic value.

          (c)     Notwithstanding the foregoing, for purposes of determining the number of Shares available for grant as Incentive Stock Options, only Shares that are subject to an Award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Plan.

          4.2.    Individual Limits.     Subject to adjustment as provided in Section 4.3 herein, the following rules shall apply with respect to Awards and any related dividends or Dividend Equivalents intended to qualify for the Performance-Based Exception:

            (a)    Options:    The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Participant shall be 4,000,000 Shares.

            (b)    SARs:    The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one fiscal year to any one Participant shall be 4,000,000 Shares.

            (c)    Restricted Stock:    The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

            (d)    Restricted Stock Units:    The maximum aggregate number of Shares with respect to which Restricted Stock Units may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

            (e)    Performance Shares:    The maximum aggregate number of Shares with respect to which Performance Shares may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

            (f)    Performance Units:    The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $25,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

            (g)    Other Awards:    The maximum aggregate compensation that can be paid pursuant to Other Awards (other than LLC Conversion Awards) awarded in any one fiscal year to any one Participant shall be $25,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

            (h)    Dividends and Dividend Equivalents:    The maximum dividend or Dividend Equivalent that may be paid in any one fiscal year to any one Participant shall be $25,000,000.

          4.3.    Adjustments in Authorized Shares and Awards.     In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of shares that may be delivered under the Plan as set forth in Section 4.1(a) and (b), the individual limits set forth in Section 4.2, and, with respect to outstanding Awards, the number and kind of shares subject to outstanding Awards, the Exercise Price, grant price or other price of shares subject to outstanding Awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of shares subject to any Award shall always be rounded down to a whole number.

Article 5. Eligibility and Participation

          5.1.    Eligibility.     Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

          5.2.    Actual Participation.     Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Options

          6.1.    Grant of Options.     Subject to the terms and provisions of the Plan, Options may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

          6.2.    Award Agreement.     Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Options that are intended to be ISOs shall be subject to the limitations set forth in Code Section 422.

          6.3.    Exercise Price.     The Exercise Price for each grant of an Option under the Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share (of the same class as the Shares that are subject to the Option) on the date the Option is granted; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have an Exercise Price that is less than one hundred ten percent (110%) of the Fair Market Value of a Share (of the same class as the Shares that are subject to the ISO) on the date the ISO is granted.

          6.4.    Duration of Options.     Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall be exercisable later than the fifth (5th) anniversary of the date of its grant.

          6.5.    Exercise of Options.     Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

          6.6.    Payment.     Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment of the Exercise Price.

          The Exercise Price of an Option shall be payable to the Company in full: (a) in cash or its equivalent, (b) by tendering Shares or directing the Company to withhold Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Committee, or (e) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.

          6.7.    Restrictions on Share Transferability.     The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          6.8.    Dividend Equivalents.     An Award of Options shall not provide the Participant with the right to receive Dividend Equivalents.

          6.9.    Termination of Employment or Service.     Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

          6.10.    Nontransferability of Options.

            (a)    Incentive Stock Options.    ISOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant's lifetime only by such Participant.

            (b)    Nonqualified Stock Options.    NQSOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant's lifetime only by such Participant.

Article 7. Stock Appreciation Rights

          7.1.    Grant of SARs.     Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

          The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

          The grant price of a Freestanding SAR shall at least equal the Fair Market Value of a Share (of the same class as the Shares that are subject to the SAR) on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

          7.2.    Exercise of Tandem SARs.     A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

          Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

          7.3.    Exercise of Freestanding SARs.     Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

          7.4.    Award Agreement.     Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

          7.5.    Term of SARs.     The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

          7.6.    Payment of SAR Amount.     Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

            (a)     the difference between the Fair Market Value of a Share (of the same class as the Shares that are subject to the SAR) on the date of exercise over the grant price; by

            (b)    the number of Shares with respect to which the SAR is exercised.

          At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

          7.7.    Dividend Equivalents.    An Award of SARs shall not provide the Participant with the right to receive Dividend Equivalents.

          7.8.    Termination of Employment or Service.    Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

          7.9.    Nontransferability of SARs.     SARs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant's lifetime only by such Participant.

Article 8. Restricted Stock

          8.1.    Grant of Restricted Stock.     Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

          8.2.    Award Agreement.     Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction and, if applicable, Performance Period(s), the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

          8.3.    Other Restrictions.     The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

          8.4.    Removal of Restrictions.     Subject to applicable laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.

          8.5.    Voting Rights.     Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

          8.6.    Dividends and Other Distributions.     During the Period of Restriction, all distributions, including regular cash dividends, paid with respect to Shares of Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall not be paid unless and until the Shares of Restricted Stock with respect to which such distributions were made vest.

          8.7.    Termination of Employment or Service.     Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

          8.8.    Nontransferability of Restricted Stock.     Except as otherwise determined by the Committee, during the applicable Period of Restriction, a Participant's Restricted Stock and rights relating thereto shall be available during the Participant's lifetime only to such Participant, and such Restricted Stock and related rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.

Article 9. Restricted Stock Units and Performance Shares

          9.1.    Grant of Restricted Stock Units/Performance Shares.     Subject to the terms and provisions of the Plan, Restricted Stock Units and Performance Shares may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

          9.2.    Award Agreement.     Each grant of Restricted Stock Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Period(s) of Restriction and/or Performance Period(s) (as the case may be), the number of Restricted Stock Units or Performance Shares granted, and such other provisions as the Committee shall determine. The initial value of a Restricted Stock Unit or Performance Share shall be at least equal to the Fair Market Value of a Share (of the same class as the Shares that are subject to the Award) on the date of grant; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

          9.3.    Form and Timing of Payment.     Except as otherwise provided in Article 17 herein or a Participant's Award Agreement, payment of Restricted Stock Units or Performance Shares shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction or Performance Period, as the case may be. The Committee, in its sole discretion, may pay earned Restricted Stock Units and Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units or Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant.

          9.4.    Voting Rights.     A Participant shall have no voting rights with respect to any Restricted Stock Units or Performance Shares granted hereunder; provided, however, that the Committee may deposit Shares potentially deliverable in connection with Restricted Stock Units or Performance Shares in a rabbi trust, in which case the Committee may provide for pass through voting rights with respect to such deposited Shares.

          9.5.    Dividend Equivalents.     At the discretion of the Committee, an Award of Restricted Stock Units or Performance Shares may provide the Participant with the right to receive Dividend Equivalents, which, if provided, will be credited to an account for the Participant and will be subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding anything herein to the contrary, any such Dividend Equivalents shall not be paid unless and until the Restricted Stock Units or Performance Shares with respect to which the Dividend Equivalents were made vest.

          9.6.    Termination of Employment or Service.     Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Restricted Stock Units or Performance Shares following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units or Performance Shares, and may reflect distinctions based on the reasons for termination of employment or service.

          9.7.    Nontransferability.     Except as otherwise determined by the Committee, Restricted Stock Units and Performance Shares and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10. Performance Units

          10.1.    Grant of Performance Units.     Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

          10.2.    Award Agreement.     Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s), the performance goals and such other provisions as the Committee shall determine.

          10.3.    Value of Performance Units.     The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

          10.4.    Form and Timing of Payment.     Except as otherwise provided in Article 17 herein or a Participant's Award Agreement, payment of earned Performance Units shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, on a mandatory basis or at the election of the Participant.

          10.5.    Dividend Equivalents.     At the discretion of the Committee, an Award of Performance Units may provide the Participant with the right to receive Dividend Equivalents, which, if provided, will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding anything herein to the contrary, any such Dividend Equivalents shall not be paid unless and until the Restricted Stock Units or Performance Shares with respect to which the Dividend Equivalents were made vest.

          10.6.    Termination of Employment or Service.     Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Performance Units following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

          10.7.    Nontransferability.     Except as otherwise determined by the Committee, Performance Units and rights relating thereto may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 11. Other Awards

          11.1.    Grant of Other Awards.     Subject to the terms and conditions of the Plan, Other Awards may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. Types of Other Awards that may be granted pursuant to this Article 11 include, without limitation, the payment of cash or Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

          11.2.    Payment of Other Awards.     Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

          11.3.    Termination of Employment or Service.     The Committee shall determine the extent to which the Participant shall have the right to receive Other Awards following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Awards, and may reflect distinctions based on the reasons for termination of employment or service.

          11.4.    Nontransferability.     Except as otherwise determined by the Committee, Other Awards and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

          11.5.    LLC Conversion Awards.     The Committee shall be permitted to issue Other Awards under the Plan in the form of fully-vested or restricted Shares in conversion of profits interest awards issued pursuant to the Black Knight Financial Services, LLC 2013 Management Incentive Plan and the Amended and Restated Limited Liability Company Agreement of Black Knight Financial Services, LLC, which Awards shall be subject to such terms and conditions as determined by the Committee ("LLC Conversion Awards").

Article 12. Replacement Awards

          Each Replacement Award shall have substantially the same terms and conditions (as determined by the Committee) as the award it replaces; provided, however, that the number of Shares subject to Replacement Awards, the Exercise Price, grant price or other price of Shares subject to Replacement Awards, any performance conditions relating to Shares underlying Replacement Awards, or the market price of Shares underlying Replacement Awards or per-Share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the Committee, in its sole discretion.

Article 13. Performance Measures

          The Committee may specify that the attainment of one or more of the performance measures set forth in this Article 13 shall determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or Dividend Equivalents) that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest, taxes, depreciation, amortization and restructuring costs (EBITDAR), adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, new sales total contract value, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries and/or other affiliates or joint ventures. Each of the performance goals listed under this Article 13 shall be subject to such adjustments as may be specified by the Committee. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or Dividend Equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

          Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period, and the goals shall be established not later than ninety (90) days after the beginning of the Performance Period or, if less than (90) days, the number of days that is equal to twenty-five percent (25%) of the relevant Performance Period applicable to the Award. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).

Article 14. Beneficiary Designation

          Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant's lifetime with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 15. Deferrals

          If permitted by the Committee, a Participant may defer receipt of amounts that would otherwise be provided to such Participant with respect to an Award, including Shares deliverable upon exercise of an Option or SAR or upon payout of any other Award. If permitted, such deferral (and the required deferral election) shall be made in accordance with, and shall be subject to, the terms and conditions of the applicable nonqualified deferred compensation plan, agreement or arrangement under which such deferral is made and such other terms and conditions as the Committee may prescribe.

Article 16. Rights of Participants

          16.1.    Continued Service.     Nothing in the Plan shall:

            (a)     interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment or service at any time,

            (b)    confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary, nor

            (c)     confer on any Director any right to continue to serve on the Board of Directors of the Company or a Subsidiary.

          16.2.    Participation.     No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

Article 17. Change in Control

          Except as otherwise provided in a Participant's Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

            (a)     any and all outstanding Options and SARs granted hereunder shall become immediately exercisable; provided, however, that the Committee may instead provide that such Awards shall be automatically cashed out upon a Change in Control;

            (b)    any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units and Other Awards shall lapse; and

            (c)     any and all Performance Shares, Performance Units and other Awards (if performance-based) shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open Performance Periods.

Article 18. Additional Forfeiture Provisions

          The Committee may condition a Participant's right to receive a grant of an Award, to vest in the Award, to exercise the Award, to retain cash, Shares, other Awards, or other property acquired in connection with the Award, or to retain the profit or gain realized by the Participant in connection with the Award, including cash or other proceeds received upon sale of Shares acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment with or service for the Company and/or a Subsidiary.

Article 19. Amendment, Modification, Termination, and Stockholder Approval

          19.1.    Amendment, Modification, and Termination.     The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the securities of the Company are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

          19.2.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.     The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan With respect to any Awards intended to comply with the Performance-Based Exception, any such adjustments shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

          19.3.    Awards Previously Granted.     No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

          19.4.    Compliance with the Performance-Based Exception.     If it is intended that an Award (and/or any dividends or Dividend Equivalents relating to such Award) comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards (and/or dividends or Dividend Equivalents) maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 19, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

          19.5.    No Repricings.    Notwithstanding anything herein to the contrary, except as provided in Section 4.3 hereof, without first obtaining stockholder approval, (i) the exercise price of outstanding Options and grant price of outstanding SARs may not be reduced, (ii) Options and SARs may not be cancelled and replaced with Options or SARs with a lower exercise price or grant price, (iii) Options and SARs with an exercise or grant price that is equal to or in excess of the Fair Market Value of the underlying Share may not be purchased from Participants for cash or other securities, and (iv) outstanding Options or SARs may not otherwise be amended or modified in a manner that would be treated as a "repricing" under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

Article 20. Withholding

          20.1.    Tax Withholding.     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

          20.2.    Use of Shares to Satisfy Withholding Obligation.     With respect to withholding required upon the exercise of Options or SARs, upon the vesting or settlement of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may require or may permit Participants to elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case in which it would not result in additional accounting expense to the Company, taxes in excess of the minimum statutory withholding amounts. Any such elections by a Participant shall be irrevocable, made in writing and signed by the Participant.

Article 21. Indemnification

          Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company's best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the

Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 22. Successors

          All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company.

Article 23. Limitation on Dividends and Dividend Equivalents

          Notwithstanding anything in this Plan to the contrary, if dividends or Dividend Equivalents are granted with respect to any Awards, the dividends or Dividend Equivalents shall be accumulated or reinvested and shall not be paid unless and until applicable vesting conditions are met.

Article 24. Minimum Vesting Period

          Notwithstanding any other provision of the Plan to the contrary, Awards under the Plan granted after June 14, 2017 shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, (i) Awards that result in the issuance of an aggregate of up to five percent (5%) of the Shares available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions, and (ii) this Article 24 shall not prevent Awards from vesting due to death, disability or a Change in Control.

Article 25. Holding Period

          If and when (i) a Participant is an Officer (as defined in Rule 16a-1(f) of the Exchange Act) or holds the title of President of Data and Analytics, President of Origination Technology or President of Servicing Technology, and (ii) the Participant does not hold Shares with a value sufficient to satisfy the applicable stock ownership guidelines of the Company in place at that time, then the Participant must retain at least 50% of (a) any Shares of Restricted Stock that vest and (b) any Shares acquired by the Participant pursuant to an Award of Restricted Stock Units or Performance Units (excluding from the calculation any Shares withheld for purposes of satisfying applicable tax withholding obligations arising in connection with the vesting or settlement of the Award) until such time as the value of the Shares remaining in the Participant's possession following any sale, assignment, pledge, exchange, gift or other transfer of the Shares shall be sufficient to meet any applicable stock ownership guidelines of the Company in place at that time. For the avoidance of doubt, at any time when a Participant holds, in the aggregate, Shares with a value sufficient to satisfy the applicable stock ownership guidelines of the Company in place at that time, the Participant may enter into a transaction with respect to any Shares acquired by Grantee pursuant to an Award of Restricted Stock, Restricted Stock Units or Performance Units so long as the Participant shall continue to satisfy such stock ownership guidelines following such transaction. This Article 25 may be interpreted, modified or amended by the Committee, in its reasonable discretion, without shareholder approval.

Article 26. Clawback of Benefits

          The Company may (a) cause the cancellation of any Award, (b) require reimbursement of any Award by a Participant or beneficiary, and (c) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a "Clawback Policy"). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award

Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant's Award Agreements may be unilaterally amended by the Company, without the Participant's consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

Article 27. Legal Construction

          27.1.    Gender, Number and References.     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such act, code, section, rule or regulation, as may be amended from time to time, or to any successor act, code, section, rule or regulation.

          27.2.    Severability.     In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          27.3.    Requirements of Law.     The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          27.4.    Governing Law.     To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to conflicts or choice of law principles.

          27.5.    Non-Exclusive Plan.     Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including other incentive arrangements and awards that do or do not qualify under the Performance-Based Exception.

          27.6.    Code Section 409A Compliance.     To the extent applicable, it is intended that this Plan and any Awards granted under the Plan comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (collectively "Section 409A"). Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BLACK KNIGHT FINANCIAL SERVICES, INC. 601 RIVERSIDE AVENUE JACKSONVILLE, FL 32204 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E28765-P90217 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BLACK KNIGHT FINANCIAL SERVICES, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of two Class II directors to serve until the 2020 annual meeting of shareholders: Nominees: 01) Richard N. Massey 02) John D. Rood The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain ! ! ! ! ! ! ! ! ! 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year. 3. Approval of the Black Knight Financial Services, Inc. Amended and Restated 2015 Omnibus Incentive Plan. 4. Approval of a non-binding advisory resolution on the compensation paid to our named executive officers. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E28766-P90217 BLACK KNIGHT FINANCIAL SERVICES, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BLACK KNIGHT FINANCIAL SERVICES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 14, 2017 The undersigned hereby appoints the Chief Executive Officer, Chief Financial Officer and Corporate Secretary of Black Knight Financial Services, Inc. (BKFS), and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of BKFS common stock held of record by the undersigned as of April 17, 2017, at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, FL 32204 on June 14, 2017, or any adjournment thereof. This instruction and proxy card is also solicited by the Board of Directors of BKFS for use at the Annual Meeting of Shareholders on June 14, 2017 at 11:00 a.m., Eastern Time, from persons who participate in the Black Knight Financial Services, Inc. 401(k) Profit Sharing Plan (the 401(k) Plan). By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, N.A. (the Trustee for the 401(k) Plan) to exercise the voting rights relating to any shares of BKFS common stock allocable to his or her account(s) as of April 17, 2017. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Black Knight Financial Services, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717). All voting instructions for shares in the 401(k) Plan, whether voted by mail, telephone or internet, must be received by 11:59 p.m., Eastern Time, on June 11, 2017. The Trustee will tabulate the votes from all 401(k) Plan participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. Continued and to be signed on reverse side V.1.1